                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF MERGER AMONG

                          THOMAS & BETTS CORPORATION,

                            OCAL ACQUISITION CORP.,

                                  OCAL, INC.

                                      AND

                            CERTAIN STOCKHOLDERS OF

                                  OCAL, INC.


                                OCTOBER 6, 1998

                               TABLE OF CONTENTS

                                                                                         Page No.
                                                                                         -------
ARTICLE I          DEFINITIONS.............................................................  2
     Section 1.1   Certain Matters of Construction.........................................  2
     Section 1.2   Cross Reference Table...................................................  3
     Section 1.3   Certain Definitions.....................................................  4

ARTICLE II         THE MERGER.............................................................. 12
     Section 2.1   Constituent Corporations, Surviving Corporation
                   and Name of Surviving Corporation....................................... 12
     Section 2.2   The Merger.............................................................. 12
     Section 2.3   Charter and By-Laws..................................................... 12
     Section 2.4   Directors and Officers.................................................. 12
     Section 2.5   Effective Time.......................................................... 13

ARTICLE III        CONVERSION OF OCAL SHARES............................................... 13
     Section 3.1   Manner of Converting Ocal Shares........................................ 13
     Section 3.2   Exchange of Certificates for Cash....................................... 14
     Section 3.3   Dissenting Shares....................................................... 15

ARTICLE IV         THE CLOSING............................................................. 15
     Section 4.1   Time and Place of Closing............................................... 15
     Section 4.2   Deliveries.............................................................. 16

ARTICLE V          REPRESENTATIONS AND WARRANTIES
                   OF THE MAJOR SECURITYHOLDERS............................................ 18
     Section 5.1   Authority of Such Major Securityholder.................................. 18
     Section 5.2   Enforceability.......................................................... 18
     Section 5.3   Non-Contravention....................................................... 18
     Section 5.4   Title................................................................... 19
     Section 5.5   Brokers................................................................. 19

ARTICLE VI         REPRESENTATIONS AND WARRANTIES OF OCAL.................................. 19
     Section 6.1   Corporate Matters, etc.................................................. 19
     Section 6.2   Ocal Reports............................................................ 21
     Section 6.3   Liabilities............................................................. 22
     Section 6.4   Assets.................................................................. 22
     Section 6.5   Intellectual Property Rights............................................ 25
     Section 6.6   Accounts................................................................ 25
     Section 6.7   Certain Contractual Obligations......................................... 25

     Section 6.8   Insurance................................................................ 27
     Section 6.9   Transactions with Affiliates............................................. 27
     Section 6.10  Compliance with Laws..................................................... 28
     Section 6.11  Tax Matters.............................................................. 28
     Section 6.12  No Illegal Payments...................................................... 30
     Section 6.13  Employee Benefit Plans................................................... 31
     Section 6.14  Environmental Matters.................................................... 32
     Section 6.15  Employment Relations..................................................... 34
     Section 6.16  Litigation............................................................... 34
     Section 6.17  Customers and Suppliers.................................................. 34
     Section 6.18  Warranties and Returns................................................... 35
     Section 6.19  Disclosure............................................................... 35
     Section 6.20  Brokers.................................................................. 35

ARTICLE VII        REPRESENTATIONS AND WARRANTIES
                   OF THE BUYING PARTIES.................................................... 36
     Section 7.1   Corporate Matters........................................................ 36
     Section 7.2   Authorization and Enforceability......................................... 37
     Section 7.3   Non-Contravention........................................................ 37
     Section 7.4   Litigation............................................................... 37
     Section 7.5   Sufficient Funds......................................................... 37
     Section 7.6   Brokers.................................................................. 38
     Section 7.7   Disclosure............................................................... 38

ARTICLE VIII       CERTAIN AGREEMENTS OF THE PARTIES........................................ 38
     Section 8.1   No Solicitation of Other Offers.......................................... 38
     Section 8.2   Access to Premises and Information....................................... 39
     Section 8.3   Confidentiality Covenant of the Buying Parties........................... 39
     Section 8.4   Operation of Business in the Ordinary Course............................. 40
     Section 8.5   Certain Notices.......................................................... 41
     Section 8.6   Preparation for Closing.................................................. 41
     Section 8.7   SEC Filings.............................................................. 43
     Section 8.8   Preparation of Transaction Balance Sheet................................. 44
     Section 8.9   Directors' and Officers' Insurance and Indemnification................... 44
     Section 8.10  Expenses of Transaction.................................................. 45
     Section 8.11  Further Assurances....................................................... 45

ARTICLE IX         CONDITIONS TO THE OBLIGATION TO CLOSE
                   OF THE BUYING PARTIES.................................................... 46
     Section 9.1   Representations, Warranties and Covenants of
                   Major Securityholders.................................................... 46
     Section 9.2   Representations, Warranties and Covenants of Company..................... 46
     Section 9.3   Dissenting Shares........................................................ 47
     Section 9.4   Closing Agreements....................................................... 47
     Section 9.5   Legality................................................................. 47

     Section 9.6   Consents................................................................. 48
     Section 9.7   Preparation of Transaction Balance Sheet................................. 48
     Section 9.8   Merger................................................................... 48
     Section 9.9   Opinion of Counsel....................................................... 48
     Section 9.10  Regulatory Consents...................................................... 48
     Section 9.11  General.................................................................. 48

ARTICLE X          CONDITIONS TO THE OBLIGATION TO CLOSE
                   OF THE COMPANY AND THE MAJOR SECURITYHOLDERS............................. 49
     Section 10.1  Representations, Warranties and Covenants................................ 49
     Section 10.2  Closing Agreements....................................................... 49
     Section 10.3  Legality................................................................. 50
     Section 10.4  Consents................................................................. 50
     Section 10.5  Preparation of Transaction Balance Sheet................................. 50
     Section 10.6  Merger................................................................... 50
     Section 10.7  Opinion of Counsel....................................................... 50
     Section 10.8  Guaranty................................................................. 50
     Section 10.9  Regulatory Consents...................................................... 50
     Section 10.10 General.................................................................. 51

ARTICLE XI         CONSENT TO JURISDICTION; JURY TRIAL WAIVER............................... 51
     Section 11.1  Consent to Jurisdiction.................................................. 51
     Section 11.2  Waiver of Jury Trial..................................................... 51

ARTICLE XII        TERMINATION.............................................................. 52
     Section 12.1  Termination of Agreement................................................. 52
     Section 12.2  Break-up Fee............................................................. 53
     Section 12.3  Effect of Termination.................................................... 54

ARTICLE XIII       MISCELLANEOUS............................................................ 54
     Section 13.1  Entire Agreement; Waivers................................................ 54
     Section 13.2  Amendment or Modification................................................ 54
     Section 13.3  Nonsurvival of Representations and Warranties............................ 54
     Section 13.4  Independence of Representations and Warranties........................... 54
     Section 13.5  Schedules; Listed Documents.............................................. 55
     Section 13.6  Severability............................................................. 55
     Section 13.7  Successors and Assigns................................................... 55
     Section 13.8  Notices.................................................................. 55
     Section 13.9  Public Announcements..................................................... 57
     Section 13.10 Headings................................................................. 57
     Section 13.11 Third Party Beneficiaries................................................ 57
     Section 13.12 Counterparts............................................................. 57
     Section 13.13 Governing Law............................................................ 57

Exhibits
--------

Exhibit A - List of Major Securityholders

Exhibit B - Securityholders Agreement

Exhibit C - Opinion of Counsel to Ocal and Major Securityholders

Exhibit D - Opinion of Counsel to T&B

Exhibit E - Consulting Agreement

Exhibit F - Guaranty

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made as of the 6th day of October, 1998, among Ocal Acquisition Corp., a Delaware corporation ("ACQUISITION SUBSIDIARY"), Thomas & Betts Corporation, a Tennessee corporation ("T&B"; each of T&B and Acquisition Subsidiary being sometimes referred to herein as a "BUYING PARTY" and collectively as the "BUYING PARTIES"), Ocal, Inc., a Delaware corporation ("OCAL"), and each of the holders of securities issued by Ocal signatory hereto and identified in EXHIBIT A hereto (each such
                                                  ---------
holder being sometimes referred to herein as a "MAJOR SECURITYHOLDER" and collectively as the "MAJOR SECURITYHOLDERS").


                                   RECITALS
                                   --------

     A. The Boards of Directors of T&B and Ocal have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, a strategic combination between Ocal and T&B upon the terms and subject to the conditions set forth in this Agreement and in the Certificate of Merger (as hereinafter defined).

     B. It is intended that the strategic combination be accomplished by a merger of the Acquisition Subsidiary with and into Ocal (the "MERGER"), with Ocal being the surviving corporation.

     C. Each Major Securityholder is the record and beneficial owner of the securities of Ocal indicated opposite such Major Securityholder's name in EXHIBIT A hereto. Such Major Securityholder has agreed to vote the shares of
---------
Ocal Common Stock (as hereinafter defined) beneficially owned by it in favor of the adoption of this Agreement and the Merger, subject to the terms and conditions provided for herein.



                                   AGREEMENT
                                   ---------

     Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1.    CERTAIN MATTERS OF CONSTRUCTION.  In addition to the
          ------- ---     -------------------------------
definitions referred to as set forth below in this SECTION 1:
                                                   ---------

               (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

               (b) The word "PARTIES" shall refer to Ocal, the Major Securityholders and the Buying Parties, collectively.

               (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

               (d) Accounting terms used herein and not otherwise defined herein are used herein as defined by Generally Accepted Accounting Principles (as hereinafter defined).

               (e) All references in this Agreement to any Section shall, unless the context otherwise requires, be deemed to be a reference to a Section of this Agreement.

               (f) All references in this Agreement to any Exhibit or Schedule shall, unless the context otherwise requires, be deemed to be a reference to an Exhibit or Schedule, as the case may be, to this Agreement, all of which are made a part of this Agreement.

               (g) Unless otherwise specified, all references to "dollars" or "$" shall be deemed to be a reference to currency of the United States of America.

               (h) Whenever a representation or warranty is stated to be based on the "knowledge of Ocal", "knowledge of the Company", "Ocal's knowledge", "the Company's knowledge" or a similar qualification, such phrase refers to whether the chief executive officer, the chief financial officer, or the vice presidents of manufacturing, marketing or research and development of Ocal have actual knowledge of the matters involved, after conducting reasonable investigation in light of the circumstances; provided however; the knowledge of the vice president of marketing is limited to Section 6.17 and only as it relates to
                                     ------------
customers.

          SECTION 1.2.      CROSS REFERENCE TABLE.  The following terms defined
          ------- ---       ---------------------
elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:



          DEFINED TERM                           SECTION REF.
          ------------                           ------------
          Acquisition Subsidiary                 Preamble
          Affiliate Relationships                6.9
          Agreement                              Preamble
          Assets                                 6.4(a)
          Audit Date                             6.2(a)
          Audited Balance Sheet                  6.4(a)
          Break-up Fee                           12.2(a)
          Business Combination                   8.1
          Business Combination Proposal          8.1
          Buying Party                           Preamble
          CERCLA                                 1.3 (Hazardous Substances)
          Certificate                            3.1(a)
          Certificate of Merger                  2.5
          Closing                                4.1
          Closing Agreements                     9.4
          Closing Date                           4.1
          Constituent Corporations               2.1
          Contracts                              6.7
          Deficit Amount                         8.8(c)
          Dissenting Shares                      3.3
          DGCL                                   2.2
          DOL                                    6.13(a)
          Effective Time                         2.5
          Eligible Date                          4.1
          Employee Plan                          6.13(a)
          EPCRA                                  1.3 (Environmental Laws)
          Equipment                              6.4(b)
          Existing Plans                         6.13(a)
          Exchange Act                           6.1(b)
          Exchange Agent                         3.2(a)
          Exchange Fund                          3.2(a)
          Hart-Scott-Rodino Act                  6.1(b)
          HMTA                                   1.3 (Hazardous Substances)
          Indemnified Liabilities                8.9
          Indemnified Party(ies)                 8.9
          Insurance Policies                     6.8
          Interim Balance Sheet                  6.3
          Internal Revenue Service               6.11(a)
          Leases                                 6.4(b)
          Licenses                               6.5

          Major Securityholder                   Preamble
          Merger                                 Recitals
          Merger Consideration                   3.1(e)
          Ocal                                   Preamble
          Ocal Reports                           6.2(a)
          Option Pay-out                         3.1(b)
          Party (ties)                           1.1(b)
          Pension Plan                           6.13(a)
          Permits                                6.10
          Per Share Merger Consideration         3.1(a)
          Plan                                   6.13(a)
          Proxy Statement                        8.7(a)
          RCRA                                   1.3 (Hazardous Substances)
          SEC                                    6.2(a)
          Surviving Corporation                  2.1
          T&B                                    Preamble
          Transaction Balance Sheet              8.8(a)
          Transaction Costs                      8.8(a)
          Welfare Plan                           6.13(a)

          Section 1.3.   CERTAIN DEFINITIONS.  The following terms shall have
          ------------   -------------------
the following meanings:

          "ACTION" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "AFFILIATE" shall mean, as to Ocal (or, if another Person is specified, as to such other specified Person), (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with Ocal (or such specified Person), including without limitation, in the case of Ocal, and each Major Securityholder, (ii) any Person who is an officer, director or direct or indirect beneficial holder of at least 10% of any class of the outstanding capital stock of any Person referred to in clause (i) above and the members of the immediate family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person), and (iii) each Person of which Ocal (or such specified Person) shall, directly or indirectly, beneficially own at least 10 % of any class of outstanding capital stock or other evidence of beneficial interest.

          "AFFILIATE DEBT" shall mean all Debt of the Company to any Affiliate of the Company.

          "AREA(S) OF ENVIRONMENTAL CONCERN" shall mean any area(s) on, in, under, beneath, or proximately about any Site which has (have) been impacted in any way by any Hazardous Substances so as to give rise to actual or potential Environmental Liabilities.

          "BANK CREDIT AGREEMENT" means the revolving line of credit agreement dated July 28, 1992, as amended, pursuant to which Southtrust Bank, N.A., has established a revolving line of credit in favor of the Company.

          "BUSINESS" shall mean the business of the Company as such business is currently conducted.

          "BUSINESS DAY" shall mean any day on which banking institutions in Memphis, Tennessee are customarily open for the purpose of transacting business.

          "BY-LAWS" shall mean all written rules, regulations and by-laws, and all other documents (other than the Charter), relating to the management, governance or internal regulation of a Person (other than an individual) or interpretative of the Charter of such Person, each as from time to time in effect.

          "CHARTER" shall mean the certificate or articles of incorporation or organization, statute, constitution, joint venture or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

          "CODE" shall mean the federal Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

          "COMPANY" shall mean Ocal, and its wholly-owned Subsidiaries, Ocal Incorporated, Occidental Coating Company, Ocal Data Co., and Ocal Transport Co.

          "COMPANY MATERIAL ADVERSE EFFECT" shall mean a Material Adverse Effect with respect to the Company.

          "COMPENSATION", as applied to any Person, shall mean all salaries, compensation, remuneration or bonuses of any character, and medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, insurance or fringe benefits of any kind, or other payments or benefits of any kind whatsoever in respect of such Person's employment made or provided directly or indirectly by or on behalf of the Company to such Person or members of the immediate family of such Person.

          "CONSULTING AGREEMENT" shall mean the Agreement dated on or prior to the Closing Date substantially in the form of EXHIBIT E.
                                              ---------

          "CONTRACTUAL OBLIGATION" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, indenture, commitment, undertaking, arrangement or understanding, written or oral, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the

Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

          "CONTROLLED GROUP", with respect to any Person, shall mean any Person which is a member of the same "controlled group", or under "common control", within the meaning of Section 414(b), (c), (m) or (o) of the Code, or Section 4001(a)(14) or Section 4001(b) of ERISA, with such Person.

          "DEBT" of any Person shall mean all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred and paid in the Ordinary Course of Business, but only to the extent that such payables or accruals are not interest-bearing and all applicable discounts for prompt payment are taken),
(iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "DISTRIBUTION" shall mean, with respect to the any Equity Security issued by any Person, (i) the declaration or payment of any dividend on or in respect of any Equity Security; (ii) the purchase, redemption or other retirement of any Equity Security, directly, or indirectly through an Affiliate or otherwise; (iii) any other distribution on or in respect of any shares of any class of such capital stock or beneficial interest or other Equity Security; and
(iv) any payment or other distribution on or in respect of the principal of, interest on, or otherwise relating to, directly or indirectly, any Affiliate Debt other than scheduled payments of principal and interest.

          "ENFORCEABLE" shall mean, with respect to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

          "ENVIRONMENTAL LAWS" shall mean any and all Legal Requirements relating to the protection of the environment, including, without limitation, provisions pertaining to or regulating air pollution, water pollution, noise control, wetlands, water courses, natural resources, wildlife, Hazardous Substances, or any other activities or conditions which impact or relate to the environment or nature, and shall include, without limitation, CERCLA, RCRA, the Clean Air Act, the Federal Water Pollution Control Act, the Emergency Planning and Community Right to Know Act ("EPCRA"), the Oil Pollution Act, and the Toxic Substances Control Act, all as in effect from time to time, and shall include, without limitation, Legal Requirements relating to strict liability, nuisance or with respect to conducting abnormally dangerous activities.

     "ENVIRONMENTAL LIABILITIES" shall mean any and all Losses arising out of, relating to, or resulting from, directly or indirectly, in whole or in part, the presence, generation, use, handling, transport, recycling, reclamation, disposal, treatment, storage, or Release of any Hazardous Substances or the failure or alleged failure to comply with any Environmental Law. Environmental Liabilities include any cost of investigating, remediating, removing or disposing of any Hazardous Substances, any costs incurred by either Buying Party or the Company to bring existing operations into compliance with Environmental Laws, any required medical monitoring of persons exposed to such Hazardous Substances and any other related costs or expenses, including, without limitation, reasonable attorneys', accountants', engineers', and consultants' fees and disbursements.

     "EQUITY SECURITIES" shall mean, with respect to any Person which is not a natural person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such Person, all stock appreciation or similar rights or grants of, or other Contractual Obligation for, any right to share in the equity, income, revenues or cash flow of such Person, and all securities or other rights, warrants or other Contractual Obligations to acquire any of the foregoing, whether by conversion, exchange, exercise or otherwise.

     "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles, as defined by the United States Financial Accounting Standards Board from time to time.

     "GOVERNMENTAL AUTHORITY" shall mean any U.S. federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

     "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "GUARANTEE" shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the Debt of such obligor, (B) to purchase any obligation owed by such obligor,
(C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor, and
(iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

     "HAZARDOUS SUBSTANCES" shall mean (i) substances which contain substances defined in or regulated under the following Legal Requirements and their state counterparts, as well as these statutes' implementing regulations as amended from time to time and as interpreted by administering Governmental Authorities: the Hazardous Materials Transportation Act ("HMTA"), the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Oil Pollution Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act, all as from time to time in effect; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) PCBs; (vi) asbestos; (vii) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation; and (viii) any other hazardous, noxious, radioactive or toxic materials, products, commodities or substances.

     "INTANGIBLES" shall mean all trade and product names; patents; patent applications, and unpatented developmental records; trademarks; service marks, logos and copyrights (including registrations and applications); trade secrets; know-how and other proprietary or confidential information; computer software, and all intellectual or intangible property and rights; in each case that are directly or indirectly owned, licensed or otherwise used by the Company in the conduct of the Business or otherwise.

     "LEASED PROPERTIES" shall mean the Mobile Facility and the Van Nuys
Offices.

     "LEGAL REQUIREMENT" shall mean any U.S. federal, state or local or any foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law, all as from time to time in effect.

     "LIABILITIES" shall mean any and all debts, liabilities and obligations, whether accrued, fixed, absolute or contingent, asserted or unasserted, matured or unmatured or determined or not determinable, or otherwise including, without limitation, those arising under any Legal Requirement, Action or Governmental Order, those arising under any Contractual Obligation, those arising under or otherwise out of or resulting from products manufactured or sold and all Debt and Guarantees.

     "LIEN" shall mean any mortgage, pledge, lien, security interest, charge, claim, attachment, equity, encumbrance, restriction on transfer (or, in the case of capital stock, restrictions on the transfer or voting of such securities), conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Debt, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the Business as currently conducted or proposed to be conducted,
(iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confirmed to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that (A) payment of such obligations is not in arrears or otherwise due and (B) such liens do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, and (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws.

     "LOSSES" shall mean any and all losses, damages (including, without limitation, diminution in value, but excluding consequential damages), injuries, deficiencies, demands, obligations, Liabilities, causes of action, accusations, allegations, claims, awards (including, without limitation, awards of punitive or treble damages or interest), assessments, amounts paid in settlement, judgments, orders, decrees, fines, penalties, and other sanctions, costs and expenses (including, without limitation, reasonable legal costs and expenses and costs and expenses of collection).

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any adverse change in or effect on the business, operations, assets or condition, financial or otherwise, of such Person (on a combined basis with such Person's Subsidiaries, if such Person has Subsidiaries) which, when considered either singly or together with all other adverse changes and effects with respect to which such phrase is used in this Agreement with respect to such Person, is material to such Person (on a combined basis with such Person's Subsidiaries, if such Person has Subsidiaries), other than any such adverse change or effect which results from economic conditions which have generally affected the industry in which the Person operates; provided however, the Parties agree that with respect to a change or an effect which can be reasonably quantified, any change(s) or effect(s) of less than $750,000 shall not be considered material for purposes of this definition.

     "MOBILE FACILITY" shall mean the real estate (including the land and all buildings and improvements therein) located at Addsco Road, Mobile, Alabama.

     "MOBILE FACILITY LEASE" shall mean the lease dated June 11, 1988, as amended, between Addsco Industries, Inc. as lessor and O Port Mobiles Services, Inc., as lessee, for the Mobile Facility.

     "OCAL COMMON STOCK" shall mean the common stock of Ocal, $.001 par value per share.

     "OCAL OPTION PLAN" shall mean the Ocal, Inc. 1995 Stock Option Plan.

    "OCAL OPTIONS" shall mean all options issued to purchase the Ocal Common Stock identified on SCHEDULE 6.1(D).
                    ---------------

     "OPERATOR" shall mean each current and each prior operator of each Site.

     "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of the Business consistent with past custom and practice (including, without limitation, with respect to quantity, pricing, discounts and customer concessions, payment terms, collection practices and frequency).

     "PERSON" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any Governmental Authority.

     "PROPERTY LEASES" shall mean the Mobile Facility Lease and the Van Nuys Lease.

     "RELEASE" shall mean any and all releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, dumping, and any other means by which any Hazardous Substances are introduced into or travel through the environment.

     "REPRESENTATIVES' WARRANTS" shall mean the Representatives' Warrants to purchase up to an aggregate of 220,000 shares of Ocal Common Stock, issued pursuant to that certain Underwriting Agreement dated March 12, 1996, between Ocal, on the one hand, and Hampshire Securities Corporation and Americorp Securities, Inc., as the representatives of the several underwriters, on the other hand.

     "SECURITYHOLDERS AGREEMENT" shall mean the agreement dated on or prior to the Closing Date substantially in the form of EXHIBIT B.
                                              ---------

     "SITE" shall mean the Leased Properties and each other area of real property at any time owned or leased by the Company or any predecessor entity or with respect to which the Company or any predecessor entity was the Operator.

     "SPECIAL MEETING" shall mean the special meeting of holders of Ocal Common Stock called (as contemplated by SECTION 8.6) to approve this Agreement and the
                                 -----------
Merger in accordance with the General Corporation Law of the State of Delaware, including any adjournments or postponements thereof.

     "SUBSIDIARY" shall mean any Person of which Ocal (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which Ocal (or other specified Person) is a general partner or joint venturer without limited liability.

     "TAX" shall mean any (and in the plural "TAXES" shall mean all) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, profit, windfall profit, environmental (including Code Section 59A), customs, duties, real property, personal property, capital stock, intangibles, social security, employment, unemployment, disability, payroll, license, employee, and other tax, withholding taxes, assessments, imposts, levies, and other charges of every kind and nature arising under or imposed by any Legal Requirement, including, without limitation, all interest, penalties and additions with respect to any of the foregoing.

     "TAX RETURN" shall mean all federal, state, local, and foreign Tax returns, Tax reports, claims for refund of Tax, and declarations of estimated Tax, or other statement relating to Taxes and any schedule or attachments to any of the foregoing or amendments thereto, including (where permitted or required) consolidated, combined or unitary returns for any group of entities.

     "VAN NUYS OFFICES" mean the Company's administrative and sales offices located at 14538 Keswick Street, Van Nuys, California.

     "VAN NUYS LEASE" means the lease agreement dated as of August 8, 1995, between Lull Company, as lessor, and Ocal, as lessee, relating to the Van Nuys Offices.

                                  ARTICLE II

                                  THE MERGER
                                  ----------

          SECTION 2.1.    CONSTITUENT CORPORATIONS, SURVIVING CORPORATION AND
          -----------     ---------------------------------------------------
NAME OF SURVIVING CORPORATION.  Ocal and the Acquisition Subsidiary are
-----------------------------
sometimes collectively referred to herein as the "CONSTITUENT CORPORATIONS". Ocal shall be the surviving corporation of the Merger, and is sometimes referred to herein as the "SURVIVING CORPORATION". The name of the Surviving Corporation shall be "Ocal, Inc.".

          SECTION 2.2.      THE MERGER.  The Merger shall be pursuant to the
          -----------       ----------
provisions of and with the effect provided in Section 251 of the Delaware General Corporation Law ("DGCL"). At the Effective Time, the Acquisition Subsidiary shall be merged with and into Ocal, and the separate corporate existence of the Acquisition Subsidiary shall thereupon cease. From and after the Effective Time, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Ocal shall continue unaffected and unimpaired by the Merger, and the corporate franchises, existence and rights of the Acquisition Subsidiary shall be merged into Ocal and Ocal shall, as the Surviving Corporation, be fully vested therewith. Moreover, upon the Merger becoming effective, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations, and all their property, real, personal and mixed, and all the debts on whatever account to any of them, as well as all stock subscriptions and other chooses in action, belonging to any of them, shall be transferred to, and shall be vested in, the Surviving Corporation without further act or deed; but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities and obligations.

          Section 2.3.    CHARTER AND BY-LAWS.  At the Effective Time, the
          -----------     -------------------
Charter of Ocal, as in effect immediately prior to the Effective Time, shall continue to be the Charter of the Surviving Corporation, until duly amended in accordance with law, except that Article IV of the Charter shall be amended to provide for 1,000 shares of Common Stock, $.10 par value. At the Effective Time, the By-laws of Ocal, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the By-laws of the Surviving Corporation until duly amended in accordance with the law.

          Section 2.4.    DIRECTORS AND OFFICERS.  At the Effective Time, the
          -----------     ----------------------
persons who are directors and officers of the Acquisition Subsidiary immediately prior to the Effective Time shall become the directors and officers, respectively, of the Surviving Corporation, holding the same offices in the Surviving Corporation as they held in the Acquisition Subsidiary immediately prior to the Effective Time, until their successors shall be elected and qualified in accordance with law and the Charter and By-laws of the Surviving Corporation.

          SECTION 2.5.      EFFECTIVE TIME.  T&B and Ocal will cause a
          -----------       --------------
certificate of merger with respect to the Merger (the "CERTIFICATE OF MERGER") to be executed and filed on the date of the Closing (or on such other date as T&B and Ocal may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger will become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or at such other time as may be agreed upon by the parties and specified in the Certificate of Merger, and such time is referred to herein as the "EFFECTIVE TIME".

                                  ARTICLE III

                           CONVERSION OF OCAL SHARES
                           -------------------------

          Section 3.1.  MANNER OF CONVERTING OCAL SHARES.  At the Effective
          -----------   --------------------------------
Time, by virtue of the Merger and without any action on the part of the holders thereof, the outstanding shares of Ocal Common Stock (other than Dissenting Shares) shall be canceled and converted in the manner set forth below.

               (a) OCAL COMMON STOCK. At the Effective Time, each outstanding share of Ocal Common Stock (other than Dissenting Shares) shall be converted into the right to receive from T&B (i) the Merger Consideration divided by (ii) the total number of shares of Ocal Common Stock outstanding immediately prior to the Effective Time ("PER SHARE MERGER CONSIDERATION"). Each Certificate (a "CERTIFICATE") formerly representing any of such shares of Ocal Common Stock shall thereafter represent only the right to the Per Share Merger Consideration, multiplied by the number of shares of Ocal Common Stock represented by that Certificate.

               (b) OCAL OPTIONS. Each Ocal Option outstanding at the Effective Time shall be converted into the right to receive from T&B cash equal to (x) the number of shares of Ocal Common Stock receivable upon exercise of such option multiplied by (y) the excess of the Per Share Merger Consideration over the consideration payable upon such exercise per share of Ocal Common Stock to be received (such sum in the aggregate, the "OPTION PAY-OUT").

               (c) TREASURY STOCK. Each share of Ocal Common Stock that is held in the Ocal treasury immediately prior to the Effective Time (if any) shall be canceled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

               (d) ACQUISITION SUBSIDIARY. At the Effective Time, each share of Common Stock, $.10 par value, of the Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

               (e)  MERGER CONSIDERATION.  The "MERGER CONSIDERATION" shall mean
(i) $20,300,000, (ii) less the Option Pay-Out, and (iii) less the Deficit Amount as reflected on the Transaction Balance Sheet, if any.


          SECTION 3.2.  EXCHANGE OF CERTIFICATES FOR CASH.
          -----------   ---------------------------------

               (a) EXCHANGE AGENT. At the Effective Time, T&B shall deposit, or shall cause to be deposited, with an exchange agent selected by T&B with Ocal's prior written approval, which shall not be unreasonably withheld (the "EXCHANGE AGENT"), for the benefit of the holders of Ocal Common Stock, the Merger Consideration in exchange for outstanding shares of Ocal Common Stock upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this ARTICLE III (the "EXCHANGE FUND").
                                   -----------

               (b) EXCHANGE PROCEDURES. Promptly after the Effective Time (but in no event more than five (5) business days thereafter), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of Ocal Common Stock (other than holders of Dissenting Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as T&B and Ocal may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration. Subject to SECTION 3.3, upon surrender of a Certificate for
                          -----------
cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall receive in exchange therefor the Per Share Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Ocal Common Stock that is not registered in the transfer records of Ocal, a check for the Per Share Merger Consideration upon due surrender of the Certificate may be issued and/or paid to such a transferee of the Certificate formerly representing such shares of Ocal Common Stock if presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

               (c) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of Ocal of the shares of Ocal Common Stock that were outstanding immediately prior to the Effective Time.

               (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains unclaimed by the holders of Ocal Common Stock for 180 days after the Effective Time shall be paid to T&B. Any holders of Ocal Common Stock who have not theretofore complied with this ARTICLE III shall thereafter look only to
                                   -----------
T&B for payment of the Per Share Merger Consideration issuable pursuant to
SECTION 3.1 and SECTION 3.2 upon due surrender of their Certificates (or
-----------     -----------
affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of T&B, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Ocal Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by T&B, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

          SECTION 3.3.  DISSENTING SHARES.  Notwithstanding anything to the
          -----------   -----------------
contrary in this Agreement, shares of Ocal Common Stock outstanding immediately prior to the Effective Date and held by a stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights for such shares of Ocal Common Stock in accordance with the provisions of
(S)262 of the DGCL ("DISSENTING SHARES") shall not be converted into the right to receive any consideration that may be distributable in the Merger, unless such stockholder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Per Share Merger Consideration provided herein with respect to his or her shares of Ocal Common Stock, without interest thereon.

                                  ARTICLE IV

                                  THE CLOSING
                                  -----------

          SECTION 4.1.  TIME AND PLACE OF CLOSING.  The closing of the Merger
          -----------   -------------------------
and the other transactions contemplated by this Agreement (the "CLOSING") shall take place (a) at the offices of McBride Baker & Coles in Chicago, Illinois at 9:00 a.m. (local time) on the first Eligible Date (as hereinafter defined) following the last to occur of (i) the Special Meeting or (ii) if all of the conditions to the Closing set forth herein have not been satisfied as of the date of the Special Meeting, the date on which all of the conditions set forth in ARTICLES IX AND X hereof have been satisfied or waived as herein provided, or
   -----------------
(b) at such other time, date or place as is agreed to in writing by the parties hereto. For purposes of this Agreement, "ELIGIBLE DATE" shall mean any Business Day between and including the fifth through tenth days of each calendar month and "CLOSING DATE" shall mean the date on which the Closing occurs. Subject to such satisfaction or waiver of such conditions, Ocal and the Buying Parties shall execute and deliver the Certificate of Merger on or before the Closing Date, and shall cause the Certificate of Merger to be filed in accordance with SECTION
                                                                     -------
2.5.
----


          SECTION 4.2.  DELIVERIES.
          -----------   ----------

               (a) DELIVERIES BY OCAL. At the Closing, Ocal shall deliver or cause to be delivered to the Buying Parties all of the following:

                    (i) a copy of Ocal's Charter, certified as of a recent date by the Secretary of the State of Delaware;

                    (ii) a certificate of good standing of Ocal, issued as of a recent date by the Secretary of the State of Delaware;

                    (iii) a certificate of the secretary or an assistant secretary of Ocal, dated the Closing Date, in form and substance reasonably satisfactory to T&B and the Acquisition Subsidiary as to (A) no amendments to Ocal's Charter or By-Laws, (B) the corporate actions (including copies of relevant votes) taken by Ocal and its board of directors and stockholders to authorize the transactions contemplated hereby and (C) the incumbency and signatures of the officers of Ocal executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Ocal pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

                    (iv)   the certificate contemplated by SECTION 9.2(d), duly
                                                           --------------
     executed by an authorized officer of Ocal;

                    (v) an opinion of Irell & Manella LLP, counsel to Ocal, substantially in the form attached hereto as EXHIBIT C; and
                                                  ---------

                    (vi) such other instruments and documents as the Buying Parties may reasonably request from Ocal in connection with the transactions contemplated hereby not later than two Business Days prior to the Closing Date.

               (b) DELIVERIES BY THE BUYING PARTIES. At the Closing, the Buying Parties shall deliver or cause to be delivered to Ocal and the Major Securityholders all of the following:

                    (i) copies of T&B's Charter and the Acquisition Subsidiary's Charter, certified as of a recent date by the Secretaries of the State of Tennessee and the State of Delaware, respectively;

                    (ii) a certificate of good standing of T&B, issued as of a recent date by the Secretary of State of the State of Tennessee and a certificate of good standing of the Acquisition Subsidiary, issued as of a recent date by the Secretary of the State of the State of Delaware;

                    (iii) a certificate of the secretary or assistant secretary of T&B, dated the Closing Date as to (A) no amendments to T&B's Charter or By-Laws, (B) the corporate actions taken by T&B to authorize the transactions contemplated hereby and (C) the incumbency and signatures of the officers of T&B executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of T&B pursuant to this Agreement or otherwise in connection with transactions contemplated hereby;

                    (iv) a certificate of the secretary or assistant secretary of the Acquisition Subsidiary, dated the Closing Date, as to (A) no amendments to the Acquisition Subsidiary's Charter or By-Laws, (B) the corporate actions taken by the Acquisition Subsidiary to authorize the transactions contemplated hereby, and (C) the incumbency and signatures of the officers of the Acquisition Subsidiary executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Acquisition Subsidiary or otherwise in connection with the transactions contemplated hereby;

                    (v) an opinion of McBride, Baker & Coles, counsel to T&B and the Acquisition Subsidiary, substantially in the form attached hereto as EXHIBIT D;
        ----------

                    (vi)   the certificate contemplated by SECTION 10.1(d), duly
                                                           ---------------
     executed by an authorized officer of T&B and the Acquisition Subsidiary, respectively; and

                    (vii) such other instruments and documents as Ocal may reasonably request from the Buying Parties in connection with transactions contemplated hereby not later than two Business Days prior to the Closing Date.

               (c) MAJOR SECURITYHOLDERS. At the Closing, each Major Securityholder will:

                    (i) deliver such evidence of identity, existence and authority and such other customary closing documents as may reasonably be requested by the Buying Parties;

                    (ii)   deliver the certificate contemplated by SECTION
                                                                   -------
     9.1(c), duly executed by or on behalf of such Major Securityholder; and
     ------

                    (iii) deliver such other instruments and documents as the Buying Parties may reasonably request from the Major Securityholders in connection with the transactions contemplated hereby not later than two Business Days prior to the Closing Date.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF THE MAJOR SECURITYHOLDERS
          -----------------------------------------------------------

     In order to induce the Buying Parties to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Major Securityholder severally represents and warrants to the Buying Parties with respect only to such Major Securityholder as follows:

          SECTION 5.1.   AUTHORITY OF SUCH MAJOR SECURITYHOLDER.  Such Major
          -----------    --------------------------------------
Securityholder has all requisite power and authority to enter into this Agreement, to carry out and perform such Major Securityholder's obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Major Securityholder.

          SECTION 5.2.   ENFORCEABILITY.  This Agreement has been duly executed
          -----------    --------------
and delivered by such Major Securityholder and is Enforceable against such Major Securityholder. Each of the Closing Agreements to which such Major Securityholder is a party, will be duly executed and delivered by such Major Securityholder on or before the Closing Date, and be Enforceable against such Major Securityholder.

          SECTION 5.3.    NON-CONTRAVENTION.   Subject to obtaining the consents
          -----------     -----------------
set forth in SCHEDULE 5.3, neither the execution, delivery or performance of
             ------------
this Agreement nor the consummation of the transactions contemplated hereby does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of such Major Securityholder or any Legal Requirement applicable to such Major Securityholder. Except as set forth in SCHEDULE 5.3, no approval, consent,
                                        ------------
waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person (including, without limitation, any party to any Lease, Guarantee or other Contractual Obligation of such Major Securityholder) is required to be made by or on behalf of such Major Securityholder in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by such Major Securityholder, other than such approvals, consents or filings, the failure of which to obtain or make would not have a Company Material Adverse Effect, or would otherwise materially adversely effect the ability of the Major Securityholder to consummate the transactions contemplated by this Agreement.

          SECTION 5.4.    TITLE.  Such Major Securityholder is the record and
          -----------     -----
beneficial owner of all Equity Securities of the Company listed opposite the name of such Major Securityholder in EXHIBIT A. Except for this Agreement,
                                     ---------
there is no Contractual Obligation pursuant to which such Major Securityholder has, directly or indirectly, granted to any Person any option, warrant or other right to acquire such Equity Securities.

          SECTION 5.5.   BROKERS.  Except as specified in SCHEDULE 6.20, no
          -----------    -------                          -------------
broker, finder, investment bank or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of (or the conduct of) such Major Securityholder.


                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF OCAL
                    --------------------------------------

     In order to induce the Buying Parties to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Ocal makes the following representations and warranties to the Buying Parties:

          SECTION 6.1.   CORPORATE MATTERS, ETC.
          -----------    -----------------------

               (a) ORGANIZATION, POWER AND STANDING. Each of Ocal and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, and have all requisite corporate power and authority to enter into and perform their obligations under this Agreement, to carry on the Business as currently conducted, and to consummate the transactions contemplated hereby. Each of Ocal and its Subsidiaries is qualified or licensed to do business as a foreign corporation in every jurisdiction where the character of the property owned, leased or operated by it or the nature of the Business as currently conducted by it makes such qualification or licensing necessary, except where its failure to be so qualified or licensed and in good standing has not and will not have a Company Material Adverse Effect.

     Ocal has delivered to the Buying Parties a complete and correct copy of the Charters and by-laws of Ocal and its Subsidiaries, each as amended to date. Ocal's Charter and by-laws so delivered are in full force and effect. SCHEDULE
                                                                       --------
6.1(a) contains a correct and complete list of each jurisdiction where Ocal and
------
its Subsidiaries are organized and qualified to do business.

     The Board of Directors of Ocal has [UNANIMOUSLY] approved this Agreement and the Merger and other transactions contemplated hereby and has received the opinion of its financial advisors, Houlihan, Lokey, Howard and Zukin, to the effect that the Merger

Consideration is fair to the holders of Ocal Common Stock from a financial point of view, a copy of which opinion has been delivered to T&B.

               (b) AUTHORIZATION AND ENFORCEABILITY. Subject only to the requirement that this Agreement be approved by the holders of the Ocal Common Stock pursuant to the Legal Requirements of the DGCL, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered by Ocal and is Enforceable against Ocal. Upon such vote and approval, this Agreement will be duly authorized, executed and delivered by, and Enforceable against Ocal. Other than the filings and/or notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HART-SCOTT-RODINO ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") required to be made by Ocal, and to comply with State securities laws, no notices, reports or other filings are required to be made by Ocal with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Ocal from any Governmental Authority in connection with the execution and delivery of this Agreement by Ocal and the consummation by Ocal of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent material delay or materially impair the ability of Ocal to consummate the transactions contemplated by this Agreement.

               (c) NON-CONTRAVENTION. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the consummation of the Merger) does or will constitute, result in or give rise to (i) a breach or violation of or default under any Legal Requirement applicable to Ocal and its Subsidiaries, (ii) a breach of or a default under any Charter or By-Law provision of Ocal and its Subsidiaries, (iii) the acceleration of the time for performance of any obligation under any material Contractual Obligation of the Company, (iv) the imposition of any Lien upon or the forfeiture of any material Asset (including, without limitation, any material Asset held under a Contractual Obligation of the Company), (v) a material breach of or a material default under any Contractual Obligation of the Company, or the requirement that any consent under or waiver of any Lease or other Contractual Obligation be obtained, or (vi) any severance payments, right of termination, modification of terms (other than the modification of Ocal Options), or any other right or cause of action under any such Contractual Obligation which relates to Compensation, except in the case of clauses (i) (iii) (iv) (v) and (vi), for items listed on
SCHEDULE 6.1(c), or items that could not reasonably be expected to have Company
---------------
Material Adverse Effect.

               (d) CAPITALIZATION. The authorized capital stock of Ocal consists of 15,000,000 shares of Ocal Common Stock, of which 5,681,000 shares were outstanding as of the close of business on October 5, 1998. All of the outstanding shares of Ocal Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Ocal has no shares reserved for issuance except that as of October 5, 1998, there were an aggregate of (i) 400,000 shares reserved for issuance pursuant to the Ocal Option Plan, and (ii) 220,000 shares reserved for issuance pursuant to the Representatives' Warrants. SCHEDULE 6.1(d) contains a
                                                     ---------------
correct and complete list of each outstanding option to purchase shares under the Ocal Option Plan and each outstanding warrant, including the holder, date of grant, exercise price and number of shares subject thereto. Except as set forth on SCHEDULE 6.1(d), there are no preemptive or other outstanding rights,
   ---------------
options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or arrangements or commitments for Ocal to issue or sell any shares of capital stock or other Equity Securities of Ocal.


          SECTION 6.2.  OCAL REPORTS
          -----------   ------------

               (a) SEC REPORTS. Ocal has delivered or made available to T&B each registration statement, report, proxy statement or information statement prepared by it since December 31, 1997 (the "AUDIT DATE"), including (i) Ocal's Annual Report on Form 10-K for the year ended December 31, 1997 and (ii) Ocal's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, and June 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "OCAL REPORTS"). As of their respective dates, the Ocal Reports did not, and any Ocal Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Ocal Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Ocal and its Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and cash flows included in or incorporated by reference into the Ocal Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, as the case may be, of Ocal and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end adjustments) in each case in accordance with Generally Accepted Accounting Principles consistently applied during the periods involved, except as may be noted therein.

               (b) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Ocal Reports filed prior to the date hereof or as set forth on SCHEDULE 6.2(b), since
                                                          ---------------
the Audit Date, Ocal has conducted its Business only in, and has not engaged in any material transaction other than according to, the Ordinary Course of Business and there has not been (i) as of the date hereof, any change in the financial condition, properties, business or results of operations of Ocal and its Subsidiaries or any development or combination of developments affecting Ocal of which the Company has knowledge, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Ocal or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Ocal, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by Ocal in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Ocal Reports filed prior to the date hereof or on SCHEDULE 6.2(b), there has not
                                             ---------------
been any increase in the compensation payable or that could become payable by Ocal or any of its Subsidiaries to officers or any amendment of any of the Compensation and Benefit Plans (as defined below) other than increases or amendments in the Ordinary Course of Business.

          SECTION 6.3.  LIABILITIES.  Except as set forth on SCHEDULE 6.3,
          -----------   -----------                          ------------
after giving effect to the Closing hereunder and the consummation of the transactions contemplated hereby, the Company will not have any Liabilities which have had or resulted or are reasonably likely to have or result in any Company Material Adverse Effect, other than Liabilities (a) to the extent set forth on the unaudited consolidated balance sheet of Ocal and its Subsidiaries as of June 30, 1998, (the "INTERIM BALANCE SHEET") and the notes thereto; or (b) incurred in usual amounts since the date of the Interim Balance Sheet in the Ordinary Course of Business; or (c) except as disclosed in the Ocal Reports.

          SECTION 6.4.  ASSETS.
          -----------   ------

               (a) TITLE TO ASSETS. The Company has good and marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid and Enforceable right to use under an Enforceable Lease or License, all of its properties, rights and assets, whether real, personal or intellectual and whether tangible or intangible collectively, (the "ASSETS"), including, without limitation, all properties, rights and assets reflected in the audited consolidated balance sheet of Ocal and its Subsidiaries as of December 31, 1997 (the "AUDITED BALANCE SHEET") or in the Interim Balance Sheet (except as sold or otherwise disposed of since the date of the Audited Balance Sheet and the Interim Balance Sheet, respectively) with only such exceptions as could not reasonably be expected to have a Company Material Adverse Effect. The Assets (including, without limitation, the Equipment, the Intangibles and the Contracts) are sufficient to permit Ocal and its Subsidiaries to conduct the Business as currently being conducted with only such exceptions as could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on SCHEDULE 6.4(a), all of the Company's Assets are located at the Leased
         ---------------
Properties.

               (b) EQUIPMENT. All of the tangible personal property other than inventory included in the Assets and material to the operation of the Company's Business (the "EQUIPMENT") is in good working order, operating condition and state of repair, ordinary wear and tear and routine downtime for maintenance excepted, and except for failures to be in good working order, operating condition or state of repair that could not reasonably be expected to have a Company Material Adverse Effect.
SCHEDULE 6.4(b) lists each lease or other Contractual Obligation (including all
---------------
amendments) under which any Equipment having a cost or aggregate capital lease obligations in excess of $25,000 is held or used by the Company (the "LEASES"). The Company has delivered to T&B true and complete copies of each Lease and any and all other material Contractual Obligations relating to any of the Leases, in each case as in effect on the date hereof and (except as otherwise required by this Agreement) as it will be in effect at the Closing, including, without limitation, all amendments. There is no Contractual Obligation under which the Company is liable as lessor with respect to any real property or Equipment.
SCHEDULE 6.4(b) lists the addresses of each other location, if any, at which is
---------------
located any Equipment or inventory.

               (c) THE LEASED PROPERTIES. The Company owns no Real Property. The Company currently operates the Business at the Leased Properties pursuant to the Property Leases. True and complete copies of the Property Leases, which contain a current legal description of the Leased Properties, have been provided to T&B. Except as set forth on SCHEDULE 6.4(c), with respect to each of the
                               ---------------
Leased Properties and the Property Leases:

                    (i) The Company has not received any written notice that the use of the Leased Property by the Company fails to comply with any applicable Legal Requirements, including, to the knowledge of the Company, applicable zoning restrictions and ordinances, variances thereto or conditional use permits of the jurisdictions in which the Leased Property is located, other than failure to comply that could not reasonably be expected to result in any Company Material Adverse Effect.

                    (ii) With respect to the Leased Properties, (A) the Company is in peaceful and undisturbed possession of the property under the applicable Property Lease, and (B) the Company has not received any written notice of any other Persons claiming any tenancy or occupancy rights or of any Contractual Obligations that preclude or restrict the ability to use the premises for the purposes for, and in the manner in, which they are currently being used, or of any cancellation or termination under any option or right reserved to the lessor under the applicable Property Lease or any notice of default under the applicable Property Lease, with such exceptions in each of the foregoing clauses (A) and (B) that could not reasonably be expected to result in any Company Material Adverse Effect.

                    (iii) The Company has not received any written notice and has no knowledge of (i) any violation of any Legal Requirement, including, without limitation, zoning restrictions and ordinances, health, building, life, safety and fire codes and ordinances and Environmental Laws, affecting the Leased Properties, (ii) any violation of any Permit, or (iii) any eminent domain, condemnation or similar proceeding pending or threatened, or any decree or order relating thereto, which could reasonably be expected to materially affect the current or proposed use of the Leased Properties, or any building or improvement by the Company, in each case, that could reasonably be expected to have a Company Material Adverse Effect.

                    (iv) No consent is required under the Property Leases in connection with the transactions contemplated by this Agreement.

                    (v) The Company has not received any written notice of, nor does the Company have any knowledge of, any material destruction, damage or casualty having occurred with respect to the Leased Properties, in each case which could have a Company Material Adverse Effect.

                    (vi) The Company has right of ingress to and egress from the Leased Properties adequate for the operations of the Company as currently conducted thereon.

                    (vii) To the Company's knowledge, with respect to the Property Leases: (a) no event has occurred which (with the giving of notice or the passage of time or both), would impair any right of the Company to exercise and obtain the benefit of any options contained in the Property Leases; (b) there is no default or basis for acceleration, repossession or termination under any of the Property Leases, nor has any event occurred which (with the giving of notice or the passage of time or both) would constitute a default or result in or permit the repossession, acceleration of any obligation under, or termination of, any of the Property Leases; and
     (c) the Company has not received any notice of any default under any ground lease, prime lease, mortgage or deed of trust of any lessor, any prime lessor or with respect to the Leased Properties which could ultimately result in a repossession under or termination of any of the Property Leases or impair any right of the Company under any of the Property Leases.

                    (viii) There is no tenant improvement work in progress or remaining incomplete under the Property Leases or any construction ongoing or remaining incomplete with respect to the Leased Properties with a value in excess of $100,000 in the aggregate.

                    (ix) All necessary services including water, electric, telephone and gas utility services and storm drainage facilities are currently available to the Leased Properties and are adequate for the present use of the Leased Properties by the Company, and are provided by independent third parties.

          SECTION 6.5.  INTELLECTUAL PROPERTY RIGHTS.  SCHEDULE 6.5 lists and
          -----------   ----------------------------   ------------
identifies the following items included in Intangibles: all trade and product names; patents, patent applications, trademarks, service marks, and registered copyrights (including registrations and applications). SCHEDULE 6.5 also
                                                        ------------
identifies each Contractual Obligation (including all amendments) under which any material Intangible is held or used by the Company in the conduct of the Business or otherwise (the "LICENSES"). Except as disclosed on SCHEDULE 6.5,
                                                                ------------
all material Intangibles are owned solely by the Company or licensed to it under a non-cancelable License not requiring payment of any further royalty or fee. There is no Contractual Obligation under which the Company is liable as licensor with respect to any Intangibles and the Company has not granted licenses to any third party with respect to any of the Intangibles. Except for matters that could not reasonably be expected to have a Company Material Adverse Effect, the manufacture, use or sale by the Company of any products in the Business and use by the Company of the Intangibles as currently used does not infringe and has not infringed upon, in any material respect, any rights of any third party, and, to the knowledge of the Company, no activity of any third party infringes upon the rights of the Company with respect to any of the Intangibles. No Action alleging or relating to any such infringement against the rights of the Company, or by the Company against any third parties is currently pending or, to the knowledge of the Company, threatened.

          SECTION 6.6.  ACCOUNTS.  SCHEDULE 6.6 identifies each bank account or
          -----------   ---------  ------------
similar account for the deposit of cash or securities maintained by or on behalf of the Company (indicating the name and address of the bank or other financial institution, the account name and number and the individuals with signing authority with respect to such account).

          SECTION 6.7.  CERTAIN CONTRACTUAL OBLIGATIONS.  Set forth on SCHEDULE
          -----------   -------------------------------                --------
6.7 is a true and complete list of all of the following Contractual Obligations
---
to which the Company is a party:

               (a) All collective bargaining agreements and other labor agreements; all employment or consulting agreements (including, without limitation, all contracts concerning the management or operation of any real property) or forms thereof; all Existing Plans; and all other plans, agreements, arrangements or practices which constitute Compensation or benefits to any of the directors, officers or employees of the Company (including all written arrangements and written summaries of all material oral practices or arrangements);

               (b) All Contractual Obligations under which the Company is or may become obligated to pay following the Effective Time relating to any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or incur any severance pay or special Compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby;

               (c) All Contractual Obligations under which the Company is or will after the Closing be (i) restricted from carrying on any business or other activities anywhere in the world or (ii) bound to participate in any allocation or sharing of Taxes;

               (d) All Contractual Obligations (including, without limitation, options) to: (i) sell or otherwise dispose of any material Assets except in the Ordinary Course of Business or (ii) purchase or otherwise acquire any material property or properties except in the Ordinary Course of Business;

               (e) All Contractual Obligations under which the Company has or will after the Closing have any liability or obligation in excess of $25,000 to or for the benefit of any Affiliate of the Company;

               (f) All Contractual Obligations under which the Company has any liability or obligation for Debt or constituting or giving rise to a Guarantee of any liability or obligation of any Person, or under which any Person has any liability or obligation constituting or giving rise to a Guarantee of any liability or obligation of the Company (including, without limitation, partnership and joint venture agreements);

               (g) All Contractual Obligations under which the Company may become obligated to pay any amount in excess of $25,000 in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of real property or of property constituting a product line, (ii) other acquisition or disposition of assets other than sales of inventory in the Ordinary Course of Business, (iii) acquisition or disposition of securities, (iv) assumption of liabilities or warranty, (v) settlement of claims, (vi) merger, consolidation or other business combination, or (vii) any series or group of related transactions or events of a type specified in subclauses (i) through (vi);

               (h) All contracts with any Governmental Authority and all Contractual Obligations with distributors, suppliers, vendors, customers, or other purchasers or suppliers of goods or services, including, without limitation, purchase or sales or service orders, which in the case of such other Contractual Obligations individually are likely to require payments by or on behalf of, or to, the Company in excess of $25,000 during the calendar year ended December 31, 1998 or $25,000 over the remaining term of the contract;

               (i) All sales representative agreements to which the Company is party; and

               (j)  The Ocal Options and the Representatives' Warrants.

The Company has heretofore delivered to T&B a true, correct and complete copy (or, in the case of oral contracts or arrangements, an accurate written summary) of each of the

Contractual Obligations listed on SCHEDULE 6.7, each as in effect on the date
                                  ------------
hereof and (except as otherwise required by this Agreement) as it will be in effect at the Closing, including, without limitation, all amendments (such Contractual Obligations, together with the Property Leases, the Leases, Licenses, and Insurance Policies, but excluding the Existing Plans, being referred to herein collectively as the "CONTRACTS"). To the Company's knowledge, each Contract is, and after giving effect to the Closing hereunder and the consummation of the transactions contemplated hereby will be, Enforceable by the Company against each Person (other than the Company) party thereto, except: (i) as otherwise required by the terms of this Agreement, (ii) for such failures to be so enforceable as do not and will not have a Company Material Adverse Effect and (iii) as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (B) general principles of equity (whether considered in a proceeding at law or in equity). To the Company's knowledge, no breach or default by the Company under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the Contracts, except in each such case as has not had and will not have a Company Material Adverse Effect. No breach or default by any other Person under any of the Contracts has occurred and is continuing, and no default has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by the Company under any of the Contracts, except in each such case as has not had and will not have a Company Material Adverse Effect.

          SECTION 6.8.  INSURANCE.  All material properties owned or used by
          -----------   ---------
the Company are covered by valid and currently effective insurance policies issued in favor of the Company in amounts which are customary in the place in which such properties are located for companies operating similar businesses and operations. All insurance policies in coverage amounts required under the Property Leases and the Leases are in force under valid and currently effective insurance policies. In the event of any Loss or claim resulting in any insurance recovery related to the Company or the Business, the amount of any such recovery related to the Company or the Business will be paid to the Company. Ocal has previously delivered to the Buying Parties a summary of all policies or binders of insurance by which the Company (or any risk of the Business) is insured (the "INSURANCE POLICIES"). The Company has paid all premiums due under such policies, and the Company is not in default with respect to its obligations under any of such policies. The Company does not have, and has never had, any self-insurance arrangements other than insurance deductibles.

          SECTION 6.9.  TRANSACTIONS WITH AFFILIATES.  Except for the matters
          -----------   ----------------------------
described in the Ocal Reports or as set forth on SCHEDULE 6.9 (the "AFFILIATE
                                                 ------------
RELATIONSHIPS"), no Affiliate of the Company is an owner, officer, director, employee, or consultant of any, competitor, customer, distributor, supplier or vendor of the Company, or is party to any Contractual Obligation with the Company. There are no Intangibles which are material to the operation of the Business, or other proprietary or confidential knowledge, that any such Affiliate (other than the Company) owns or licenses or otherwise has the right to use which are used in the Business.

          SECTION 6.10.  COMPLIANCE WITH LAWS.  The operations of the Business
          -----------    --------------------
as heretofore or currently conducted are not in violation of, nor is the Company in default under, any Legal Requirement, except for such violations or defaults listed on SCHEDULE 6.10 or as could not reasonably be expected to have a
          -------------
Company Material Adverse Effect. The Company has been duly granted and continues to hold, and at the Closing will hold, all licenses, permits, consents, approvals, professional certifications, franchises and other authorizations under any Legal Requirement or trade practice necessary for the conduct of the Business as currently conducted (the "PERMITS"), except such as will not have a Company Material Adverse Effect. All of the Permits are now and after giving effect to the Closing will be in full force and effect, except such as will not have a Company Material Adverse Effect. SCHEDULE 6.10 includes a list of all
                                        -------------
Permits and applications therefor that are material to the Business. The Company has not received any written notice that any Governmental Authority or other licensing authority or association will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any material Permit.

          SECTION 6.11.  TAX MATTERS .  (a) Except as set forth on SCHEDULE
          ------------   -----------                               --------
6.11(a):
-------

               (i) all material Tax Returns that are required to be filed by or with respect to the Company (taking into account any extensions of the time to file such Tax Returns) have been duly and timely filed in accordance with all applicable Legal Requirements and the Company has received no notice that a material claim has ever been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction,

               (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full or have been appropriately provided for on the Audited Balance Sheet or the Interim Balance Sheet in accordance with Generally Accepted Accounting Principles,

               (iii) the statute of limitations for examining all Tax Returns referred to in clause (i) above for taxable periods ending on or before December 31, 1994 has expired and no Tax Returns of the Company have been examined by the Internal Revenue Service ("INTERNAL REVENUE SERVICE") or any State taxing authority for the periods ending after December 31, 1995,

               (iv) all deficiencies asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause (i) by the IRS or the appropriate state, local or foreign taxing authority have been paid in full or have been appropriately provided for on the Audited Balance Sheet or Interim Balance Sheet in accordance with Generally Accepted Accounting Principles,

               (v) there is no material Action, audit, claim, deficiency or assessment pending (or, to the knowledge of the Company, threatened) with respect to any Taxes of the Company, and there are no Liens or other security interests on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax other than for current Taxes not yet due and payable,

               (vi) no waivers of statutes of limitations with respect to any Tax Return or the payment of any Taxes have been given or requested by or requested from or on behalf of the Company,

               (vii) no powers of attorney with respect to Taxes of the Company are currently in force,

               (viii) there is no Contractual Obligation (including, without limitation, any of the Closing Agreements) covering any employee or former employee of the Company that will give rise to the payment of any amount by the Company that (A) will by reason of Section 280G of the Code not be deductible nor (B) will be subject to (or subject the Company to) the excise tax under Section 4999 of the Code, and

               (ix) the Company (A) has not filed, does not file and is not required to file any combined, consolidated or unitary State, local or foreign Tax Returns, (B) has no liability for the Taxes of any Person (other than the Company) under Treas. Reg. (S) 1.1502-6 (or any similar provision of any federal, state, local, or foreign Legal Requirement), as a transferee or successor, by contract, or otherwise, and (C) is not a party to any Contractual Obligation relating to any allocation or sharing of Taxes.

          (b) The Company will not have as of the Closing Date any liability for Taxes (including, but not limited to, employee withholding taxes and state or local sales Taxes) and any obligation to contribute to the payment of Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company and Taxes resulting from the Company ceasing to be a member of any affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(d) of the Code) that includes the Company or any predecessor of or successor to the Company) that are not provided for in accordance with Generally Accepted Accounting Principles in the accruals and reserves for unpaid Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth in the reserve for taxes included on the face of the Audited Balance Sheet or the Interim Balance Sheet, other than Taxes incurred or accrued since the date of the Audited Balance Sheet or the Interim Balance Sheet and in the Ordinary Course of Business.

               (c) The Company has provided or made available to T&B true, complete, and correct copies of all material Tax Returns filed by it with Taxing authorities for the year or period ending December 31, 1996 and for the year ended December 31, 1997, and all requests for extensions or waivers and notices or claims given or received with respect thereto.

               (d) The Company has withheld and paid to, or will cause to be paid to, the appropriate Taxing authorities all amounts required under state law and the applicable provisions of the Code to be withheld from the wages of its employees and any payments made to any independent contractors, creditors, shareholders or other third parties, and the Company will continue to do so with respect to all wages and other payments paid by them through the Closing Date, except in each case for failures to withhold or pay that could not reasonably be expected to have a Company Material Adverse Effect.

               (e) All contributions due from the Company pursuant to any unemployment insurance or workers compensation laws which are due or payable by the Company have been accrued on the Audited Balance Sheet, the Interim Balance Sheet, or the Transaction Balance Sheet, or have been paid in full or will be paid through the Closing Date.

               (f) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

               (g) No consent to the application of Section 341(f) of the Code has been made by or on behalf of the Company with regard to any assets or property held, acquired or to be acquired by the Company.

               (h) Neither the Company, nor any member of the Company's affiliated group (as defined in Section 1504 of the Code) (including the Company) (i) has experienced an ownership change under Sections 382 and 383 of the Code, (ii) engaged in a transaction described in Sections 384 or 172(h) of the Code, or (iii) by reason of any provision of the consolidated return regulations or otherwise has limited its ability to use any net operating losses or other Tax attributes.

               (i) The Company has not made any sales or taken any other action with respect to which any Form 5713 International Boycott Report was or is required to be filed at any time.

          SECTION 6.12.  NO ILLEGAL PAYMENTS.  Neither, the Company, nor, to the
          ------------   -------------------
Company's knowledge, any of its respective officers, employees, agents or Affiliates, has (a) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which in any case could subject the Company or either Buying Party to any material damage or penalty in any civil, criminal or governmental litigation or proceeding or
(ii) the non-continuation of which has had or will have, individually or in the aggregate, a Company Material Adverse Effect, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

          SECTION 6.13.   EMPLOYEE BENEFIT PLANS.
          ------------    ----------------------

               (a)  SCHEDULE 6.13 lists all Employee Plans to which the Company
                    -------------
contributes or is obligated to contribute, or under which the Company has or may have any material liability (each an "EXISTING PLAN"). For purposes of this Agreement, the term "EMPLOYEE PLAN" means any single employer, multiple employer, or multiemployer plan, program, agreement, policy or arrangement (each, a "PLAN"), whether or not reduced to writing, that is: (i) a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "WELFARE PLAN");
(ii) a pension benefit plan within the meaning of Section 3(2) of ERISA (a "PENSION PLAN"); (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan. With respect to each Existing Plan, the Company has provided or made available to T&B accurate, current and complete copies of each of the following: (1) where the plan has been reduced to writing, the plan document together with all amendments; (2) where the plan has not been reduced to writing, a written summary of all material plan terms; (3) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (4) copies of any summary plan descriptions, employee handbooks or similar employee communications; (5) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS, if any, and any related correspondence, including a copy of the request for such determination; (6) in the case of any funding arrangement intended to qualify as a VEBA under Section 501(c)(9) of the Code, a copy of any IRS letter determining that it so qualifies; (7) in the case of any plan for which Forms 5500 are required to be filed, a copy of the three most recently filed Forms 5500, with schedules attached; and (8) copies of any notices, letters or other correspondence from the IRS or the U.S. Department of Labor (the "DOL") relating to the plan.

               (b) Neither the Company, nor any corporation, trust, partnership or other entity that is or at any time previously was, a member of the same Controlled Group as the Company has ever maintained or been required to contribute to any Employee Plan subject to Title IV of ERISA.

               (c) Each Existing Plan maintained with respect to employees or former employees (or their beneficiaries) of the Company that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. Each Existing Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements, and nothing has occurred with respect to any Existing Plan that has subjected or could subject the Company to a liability in any material amount under Section 502 of ERISA or Chapter 43 of Subtitle D or
Section 6652 of the Code, or that has subjected or could subject any participant in or beneficiary of an Existing Plan to a tax in any material amount under
Section 4974 of the Code, other than liabilities which have been paid in full.

               (d) All required contributions, assessments and premium payments (including transmission of employee contributions) on account of each Existing Plan for which the Company is or could be liable have been made.

               (e) There are no existing (or, to the Company's knowledge, threatened) lawsuits, claims or other controversies relating to an Existing Plan, other than claims for information or benefits in the normal course.

               (f) The Company does not maintain any Employee Plan which provides severance benefits; and except as set forth on SCHEDULE 6.13, the
                                                        -------------
Company does not have an obligation to provide severance to any employees in the event of termination of employment. Other than as required under Section 601 et seq. of ERISA, no Existing Plan that is a Welfare Plan maintained with respect to employees (or their beneficiaries) of the Company provides benefits or coverage following retirement or other termination of employment. Each welfare benefit trust or fund that constitutes or is associated with an Existing Plan and that is intended to be exempt from federal income tax under Section 501(c)(9) of the Code is so exempt. No event has occurred that could result in a loss of any deduction to the Company under Section 162(m) of the Code.

               (g) No provision of any Existing Plan would result in any limitation on the ability of the Company, or any Buying Party to terminate the plan that is not otherwise set forth on SCHEDULE 6.13.
                                        -------------

          SECTION 6.14.  ENVIRONMENTAL MATTERS.  (a) Except as set forth in
          ------------   ---------------------
SCHEDULE 6.14,
-------------

                    (i) The Company is and has at all times been in material compliance in all material respects with all applicable Environmental Laws and any other applicable Legal Requirements relating to environmental, natural resource, health or safety matters;

                    (ii) There is no Action pending (or, to the knowledge of the Company, threatened) against the Company, in respect of (A) noncompliance by the Company with any Environmental Laws or any such Legal Requirement, (B) personal injury, wrongful death, other tortious conduct, or the existence of any nuisance relating to matters which are regulated by Environmental Laws, or (C) the presence or release or threatened release into the environment of any Hazardous Substance whether or not generated by the Company or located at or about or emanating from or to any Site;

                    (iii) All material permits required by Environmental Laws been obtained by the Company and are in full force and effect;

                    (iv) To the knowledge of the Company, (A) each Operator other than the Company is and has at all relevant times been: (1) in material compliance with all applicable Environmental Laws, including, without limitation, all standards, prohibitions, requirements, and obligations contained in and promulgated pursuant to such Environmental Laws, and (2) in material compliance with all terms and conditions of all Permits required by Environmental Laws and (B) there is no material Action pending or threatened under any Environmental Laws against any such Operator relating to its activities at any Site;

                    (v) With respect to each Site, the Company has made available to T&B all information regarding the environmental condition of such Site, and all information regarding the history of compliance with Environmental Laws of the operations conducted thereon known to the Company including information as to actual and potential Areas of Environmental Concern known to exist by the Company; and

                    (vi) The Company has at each Site currently owned, leased or used by the Company a sanitary waste disposal system, wastewater treatment system and air emission control system which are utilized by the Company in the operation of the Business; and true and complete copies of all of the Company's current waste disposal contracts, wastewater discharge authorizations, and similar contracts and authorizations relating to the Business or each such Site have been furnished to T&B.

               (b)  Except as set forth on Schedule 6.14, to the knowledge of
                                           -------------
the Company, no event has occurred or condition exists that could reasonably be expected to give rise to any Liability or Losses having a Company Material Adverse Effect on the part of the Company (or, after the Closing, either Buying Party) either at the present or at any future time (excepting Liability or Losses predicated upon unforeseen changes in the law) (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal of any Hazardous Substance by or on behalf of the Company or any of their predecessors.

     (c) The Buying Parties agree that the environmental investigation undertaken to date by the consultants retained by the Company shall be deemed to constitute reasonable investigation under the circumstances, for purpose of the representations and warranties made to the Company's knowledge.

   SECTION 6.15.  EMPLOYMENT RELATIONS.
   ------------   --------------------

     (a)  SCHEDULE 6.15(a) contains a true and complete list of all Persons
          ----------------
employed by the Company as of September 28, 1998.

     (b) None of the employees of the Company is represented by a labor union, and to the Company's knowledge no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. To the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Company. Except as set forth on SCHEDULE 6.15(b), there are no controversies or disputes pending
                ----------------
between the Company and any of its employees, except for controversies and disputes with individual employees arising in the Ordinary Course of Business which have not had and will not have a Company Material Adverse Effect.

     (c)  Except as listed or described on SCHEDULE 6.15(c) the Company, with
                                           ----------------
respect to its employees, (i) has no written personnel policy applicable to such employees, (ii) has no unfair labor practice charges or complaints pending or threatened against it before the National Labor Relations Board or any other labor relations tribunal or authority, (iii) has no grievances pending or, to the Company's knowledge, threatened against it, and (iv) has no charges pending, or to the Company's knowledge threatened, before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

   SECTION 6.16.  LITIGATION.  There is no Action against the Company, pending
   ------------   ----------
except for such of the foregoing as are described in SCHEDULE 6.16 or in the
                                                     -------------
Ocal Reports. There is no Action pending or (to the knowledge of the Company) threatened, which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order has been issued which has had or will have a Company Material Adverse Effect. Except as set forth on SCHEDULE 6.16, as of the
                                                        -------------
date hereof, the Company has no knowledge of any on-going dispute which is reasonably likely to result in, or lead to, an Action, which if pursued, would reasonably expected to have a Company Material Adverse Effect.

   SECTION 6.17.  CUSTOMERS AND SUPPLIERS.  SCHEDULE 6.17 sets forth (a) a list
   ------------   -----------------------   -------------
of the ten largest customers of the Company based on sales during the year ended December 31, 1997 showing the approximate total sales by the Company to each such customer during the year ended December 31, 1997, and (b) a list of the ten largest suppliers of the Company based on purchases during the year ended December 31, 1997, showing the approximate total purchases by the Company from each such supplier during the year ended December 31, 1997. Except as described on
SCHEDULE 6.17, between December 31, 1997 and the date of this Agreement, to the
-------------
Company's knowledge, there has not been any adverse change in the business relationship of the Company with any such customer or supplier which has resulted or will result in a Company Material Adverse Effect and as of the date hereof, the Company has no knowledge of any adverse change in the business relationship of the Company with such suppliers or customers which is reasonably likely to result in a Company Material Adverse Effect.

    SECTION 6.18.  WARRANTIES AND RETURNS.  SCHEDULE 6.18 sets forth a summary
    ------------   ----------------------   -------------
of present practices and policies followed by the Company with respect to guarantees, warranties, servicing, or repairs of any products manufactured or sold and services rendered by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on SCHEDULE 6.18,
                                                                -------------
to the knowledge of the Company, there are no written statements, citations, or decisions by any Person stating that any product actually sold by the Company is defective or unsafe or fails to meet any standards promulgated by any such Person. Except as set forth on SCHEDULE 6.18, there is not presently, nor has
                               -------------
there been, any failure of a product sold by the Company such as to require, or which may require, a general recall or replacement campaign with respect to such product or a reformulation or change of such product. Except as set forth on
SCHEDULE 6.18 or for matters that could not reasonably be expected to have a
-------------
Company Material Adverse Effect, to the knowledge of the Company, there is no
(a) fact relating to any product of the Company that is reasonably likely to impose upon the Company a duty to recall any such product or a duty to warn customers of a defect in any such product, (b) material design, manufacturing, or other defect in any such product, or (c) material liability for warranty claims, returns, or servicing with respect to any such product not fully reflected on the Interim Balance Sheet.

    SECTION 6.19.  DISCLOSURE. This Agreement (including, without limitation,
    ------------   ----------
the Exhibits and Schedules hereto), and the other documents, certificates, financial statements or other instruments required to be furnished to T&B or any of its Affiliates, agents or representatives by or on behalf of any Major Securityholder or the Company pursuant to this Agreement, when taken as a whole, do not or will not contain any untrue statement of a material fact relating to the Company or any Major Securityholder or their respective Affiliates. This Agreement (including, without limitation, the Exhibits and Schedules hereto) and the Financial Statements do not, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

    SECTION 6.20.  BROKERS.  Except as specified in SCHEDULE 6.20, no broker,
    ------------   -------                          -------------
finder, investment bank or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of (or the conduct of) the Company or any of its Affiliates.



                                  ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF THE BUYING PARTIES
             ----------------------------------------------------

    In order to induce Ocal and each Major Securityholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Buying Parties, jointly and severally, represent and warrant to Ocal and the Major Securityholders as follows:

       SECTION 7.1.  CORPORATE MATTERS.
       -----------   -----------------

          (a) ORGANIZATION, POWER AND STANDING. Each Buying Party is a corporation duly organized, validly existing and in good standing under the laws of Tennessee (in the case of T&B) and Delaware (in the case of Acquisition Subsidiary) and has all requisite power and authority, corporate and otherwise, to enter into this Agreement and all Closing Agreements to which it is a party to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of T&B and its Subsidiaries is qualified or licensed to do business as a foreign corporation in every jurisdiction where the character of the property owned, leased or operated by it or the nature of the business as currently conducted by it makes such qualification or licensing necessary, except, where its failure to be so qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on T&B and its Subsidiaries taken as a whole.

          (b) CAPITALIZATION OF ACQUISITION SUBSIDIARY. The authorized capital stock of Acquisition Subsidiary consists of 900 shares of Common Stock, $.10 par value, all of which are validly issued and outstanding, and 100 shares of Preferred Stock, $.10 par value, none of which are outstanding. All of the issued and outstanding capital stock of Acquisition Subsidiary is, and at the Effective Time will be owned by T&B, and there are no other (i) shares of capital stock or other voting security of Acquisition Subsidiary, (ii) Equity Securities of Acquisition Subsidiary, and (iii) obligations of Acquisition Subsidiary to issue, any capital stock, voting security or securities convertible into or exchangeable for capital stock or voting securities of Acquisition Subsidiary. Acquisition Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.

       SECTION 7.2.  AUTHORIZATION AND ENFORCEABILITY.  This Agreement and all
       -----------   --------------------------------
Closing Agreements to which it is or will be a party, and the transactions contemplated hereby and thereby, have been or will be duly authorized, and this Agreement and all Closing Agreements to which it is or will be a party have been or will be duly executed and delivered by each Buying Party, and are Enforceable against each Buying Party. Except for filings or notices under the Hart-Scott Rodino Act and the Exchange Act as required by ARTICLE VIII and to comply with
                                               ------------
state securities laws, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including, without limitation, any party to any Contractual Obligation of either Buying Party, is required to be obtained or made by or on behalf of either Buying Party in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby by either Buying Party, except for items which shall have been obtained or made and shall be in full force and effect at the Closing.

       SECTION 7.3.  NON-CONTRAVENTION.  Neither the execution, delivery or
       -----------   -----------------
performance of this Agreement nor the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the Merger) does or will constitute, result in or give rise to (i) a breach or violation of or default under any Legal Requirement applicable to T&B and its Subsidiaries, (ii) a breach of or a default under any Charter or By-Laws provision of either Buying Party, (iii) the acceleration of the time for performance of any obligation under any material Contractual Obligation of either Buying Party, (iv) the imposition of any Lien upon or the forfeiture of any material Asset of either Buying Party (including, without limitation, any material Asset held under any Contractual Obligation of either Buying Party),
(v) a material breach of or a material default under any Contractual Obligation of either Buying Party, or the requirement that any consent under or a waiver of any Lease or other Contractual Obligation be obtained, except in the case of items that could not reasonably be expected to have a Material Adverse Effect on T&B and its Subsidiaries as a whole.

       SECTION 7.4.  LITIGATION. There is no Action pending or (to the
       -----------   ----------
knowledge of the Buying Parties) threatened, nor (to the knowledge of the Buying Parties) any basis therefor, which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement, or any of the transactions contemplated hereby. No Governmental Order has been issued which has had or will have a Material Adverse Effect on the ability of either Buying Party to perform its obligations under this Agreement.

       SECTION 7.5.  SUFFICIENT FUNDS.  Either T&B or the Acquisition
       -----------   ----------------
Subsidiary has sufficient funds available (through existing credit arrangements or otherwise) to acquire all of the Ocal Equity Securities outstanding pursuant to the Merger and this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement for which T&B or the Acquisition Subsidiary is responsible.

       SECTION 7.6.  BROKERS.  No broker, finder, investment bank or similar
       -----------   -------
agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of (or the conduct of) the Buying Parties or any of their Affiliates except such fees, Compensation and reimbursement of expenses (if any) as shall be borne solely by T&B.

       SECTION 7.7.  DISCLOSURE.  This Agreement (including, without
       -----------   ----------
limitation, the Exhibits and Schedules hereto) and the other documents, certificates, financial statements or other instruments required to be furnished to the Company or any Major Securityholder or any of their Affiliates, agents or representatives by or on behalf of T&B or the Acquisition Subsidiary pursuant to this Agreement, when taken as a whole, do not or will not contain any untrue statement of a material fact relating to T&B or the Acquisition Subsidiary or their Affiliates. This Agreement (including, without limitation, the Exhibits and Schedules hereto) does not, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein not misleading.


                                 ARTICLE VIII

                       CERTAIN AGREEMENTS OF THE PARTIES
                       ---------------------------------

       SECTION 8.1.  NO SOLICITATION OF OTHER OFFERS.  The Major
       -----------   -------------------------------
Securityholders will not, and will use their reasonable best efforts to cause Ocal and all of their and its Affiliates and all of their and its respective employees, representatives and agents not to, and Ocal will not, directly or indirectly, solicit or initiate or enter into discussions or transactions or Contractual Obligations with or encourage or provide any information to any Person (other than the Buying Parties, and their designees) concerning any Business Combination. The Major Securityholders will, and will use their reasonable best efforts to cause Ocal to, and Ocal will notify the Buying Parties immediately upon becoming aware that any Person has made any proposal, offer, inquiry, or contact with respect to any such transaction, which notice shall include the identity of all relevant parties and the content of such communication. The covenants contained in this SECTION 8.1 shall expire and be
                                               -----------
of no further force and effect upon and after any termination of this Agreement pursuant to SECTION 12.1. Nothing contained in this SECTION 8.1 shall prohibit
            ------------                             -----------
the Ocal Board of Directors from authorizing Ocal to furnish information to, enter into discussions or negotiations with, or enter into an agreement with respect to a Business Combination Proposal with, any Person in connection with an unsolicited proposal in writing by such Person for a Business Combination with Ocal received by the Ocal Board of Directors after the date of the Agreement, if, and only to the extent that, (a) the Ocal Board of Directors, after consultation with its independent legal and financial advisors and taking into consideration the advice of such advisors, determines in good faith that such unsolicited proposal may be more favorable to the holders of Ocal Common Stock than the transactions contemplated by this Agreement, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Ocal (i) gives the Buying Parties as promptly as practicable prior written notice of the material terms of such proposal in reasonable detail and of Ocal's intention to furnish such information or begin such discussions, and (ii) receives from such Person an executed confidentiality agreement on substantially the terms as those contained in SECTION 8.3 hereof.
                                                           -----------
For purposes of this Agreement, a proposal for a Business Combination that follows the procedure and satisfies the criteria set forth above in subdivision
(a) as well as subdivisions (b)(i) and (ii) of this Section is deemed to be a "BUSINESS COMBINATION PROPOSAL". As used herein, the term "BUSINESS COMBINATION" shall mean any of the following involving Ocal: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of Ocal, in a single transaction or series of transactions; or (3) the acquisition by a Person or any "group" (as such term is defined under Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of beneficial ownership of 33% or more of the shares of the Ocal Common Stock, whether by tender offer, exchange offer or otherwise.

       SECTION 8.2.  ACCESS TO PREMISES AND INFORMATION.  At all times prior
       -----------   ----------------------------------
to the Closing, Ocal will, and the Major Securityholders will use their reasonable best efforts to cause the Company to, during normal business hours and after reasonable advance notice, permit the Buying Parties and their representatives, to have full access to their premises, documents, books and records and to make copies of such financial and operating data and other information with respect to the Company as the Buying Parties or any of their representatives shall reasonably request. In addition, the Company and the Major Securityholders shall cause the Company's management to be available to the Buying Parties at such times, and from time to time, as the Buying Parties may reasonably request in connection with the Merger and their review of the Business. The Company and the Major Securityholders will cause to be delivered such additional information and copies of documents, books and records relating to the Company, or the Business as may be reasonably requested by the Buying Parties, or any of their representatives, including, without limitation, all quarterly and monthly financial statements (if any) that become available prior to the Closing.

       SECTION 8.3.  CONFIDENTIALITY COVENANT OF THE BUYING PARTIES.  Each of
       -----------   ----------------------------------------------
the Buying Parties will not, and will not permit any of its respective representatives to, without the prior written consent of Ocal, disclose any confidential information relating to the Company or the Major Securityholders furnished to the Buying Parties by or on behalf of the Company or the Major Securityholders, or use any such information for any purpose otherwise than in evaluating the Company in connection with the transactions contemplated hereby; provided, however, that (i) such information may be disclosed to any of the representatives of the Buying Parties who have a need to know such information in connection with the transactions contemplated hereby (who shall be instructed to keep such information confidential in accordance with the terms of this SECTION 8.3) and (ii) the information subject to the foregoing provisions
     -----------
of this sentence shall be deemed not to include any information known generally in the industry (other than as a result of disclosure in violation hereof) or any information received by the Buying Parties or any of its representatives from a third party not bound by a duty of confidentiality to the Company. In addition, confidential information may be disclosed if required by legal process or by operation of applicable law; provided, however, that (i) the disclosing Person shall first promptly (and, if practicable under the circumstances, prior to disclosure) advise and consult with the Company and its counsel concerning the information proposed to be disclosed, (ii) the Company shall have the right to seek an appropriate protective order or other remedy concerning the confidential information proposed to be disclosed and the disclosing Person will cooperate with the Company to obtain such protective order, and (iii) in the event that such protective order or other remedy is not obtained by the Company within a reasonable time, the disclosing Person will disclose only that portion of the confidential information which the disclosing Person is legally required to disclose, and the disclosing Person will use its best efforts to obtain assurances that confidential treatment will be accorded to such information. In the event of any termination of this Agreement pursuant to ARTICLE XII, each of
                                                           -----------
the Buying Parties and their respective representatives will return or destroy all copies of any written materials in their possession furnished by or on behalf of the Major Securityholders or the Company, and shall remain bound by the provisions of this Section. The foregoing provisions of this SECTION 8.3
                                                                 -----------
shall (i) supersede all prior confidentiality obligations of the Buying Parties,
(ii) terminate with respect to confidential information relating to the Company upon the consummation of the Closing and (iii) not prohibit any retention of records or disclosure required by law or made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

       SECTION 8.4.  OPERATION OF BUSINESS IN THE ORDINARY COURSE.  On and
       -----------   --------------------------------------------
prior to the Closing Date, except as otherwise required by this Agreement, the Company will, and the Major Securityholders will cause the Company to, conduct the Business only in the Ordinary Course of Business and use their respective commercially reasonable efforts to maintain the value of the Business as a going concern and the relationships of the Company with customers, distributors, suppliers, vendors, employees, agents, Governmental Authorities and others. Without limiting the generality of the foregoing, on and prior to the Closing Date, the Company shall, and the Major Securityholders shall cause the Company to, except as may otherwise be consented to in writing by the Buying Parties, pay accounts payable when due and maintain inventory levels, all in accordance with prudent business practice and the Ordinary Course of Business; and the Company will not, and the Major Securityholders will cause the Company not to, without the prior written consent of the Buying Parties:

          (a) Enter into any transactions otherwise than on an arms' length basis or any transaction with any Major Securityholder or any other Affiliate of the Company;

          (b) Pay any Compensation other than in the Ordinary Course of Business or increase any Compensation of any officer or employee other than such increases in Compensation for employees (other than Affiliates of the Company) as may be made in the Ordinary Course of Business;

          (c)  Make any Distribution;

          (d) Incur any Debt (including, without limitation, any capital lease);

          (e) Amend the Charter or By-laws of the Company;

          (f) Allow any material Permit or License to lapse or terminate or fail to renew any material Permit in accordance with prudent business practice;

          (g) Enter into, amend, extend, terminate or permit any renewal notice period to lapse with respect to the Property Leases, any other Lease or any other Contractual Obligation that contains either consideration to be given or performed by the Company of a value exceeding $50,000 (except (i) to the extent otherwise required by this Agreement and (ii) Contractual Obligations involving sales of goods in the Ordinary Course of Business); and

          (h) Enter into any Contractual Obligation to do any of the things referred to in clauses (a) through (g) above.

       SECTION 8.5.  CERTAIN NOTICES.  Prior to the Closing, each of the
       -----------   ---------------
Parties will promptly upon becoming aware thereof give the other parties written notice of: (i) any material development affecting its business or financial condition and (ii) any breach of or inaccuracy in any of its representations or warranties contained in this Agreement; provided, however, that no such disclosure shall be deemed to amend any Schedule hereto, or prevent or cure any breach of or inaccuracy in, or disclose any exception to, any of the representations and warranties set forth herein, without the express written consent of the Company and the Buying Parties, which consent shall not unreasonably be withheld.

       SECTION 8.6.  PREPARATION FOR CLOSING.
       -----------   -----------------------

       (a) REASONABLE BEST EFFORTS. Each Party will use its reasonable best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the Parties hereto set forth in this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this SECTION 8.6 shall
                                                           -----------
require, or be construed to require, T&B to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of T&B, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable Legal Requirements relating to the exchange of information, T&B and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to T&B or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and T&B shall act reasonably and as promptly as practicable.

          (b) HART-SCOTT-RODINO COMPLIANCE. As soon as practicable after the date hereof, Ocal and Buying Parties shall file with the FTC and the Antitrust Division the notifications and reports required to be filed pursuant to the Hart-Scott-Rodino Act and shall undertake in good faith to file promptly any supplemental information which may be requested in connection therewith, which notifications and reports compiled and filing of supplemental information will comply, in all material respects with the requirements of Hart-Scott-Rodino Act. The Parties shall each furnish the other with such information as either may reasonably request to make such filings. In the event that the Antitrust Division brings suit seeking to prevent or restrain the transactions contemplated by this Agreement or in the event the FTC issues a complaint or petitions a court to enjoin the transactions contemplated by this Agreement, then the Buying Parties shall determine whether to appeal or contest and adverse decision or action of the FTC or the Antitrust Division or terminate this Agreement without further liability or obligation to the Parties.

          (c) SPECIAL MEETING. (i) Ocal shall, and the Major Securityholders shall cause Ocal to, promptly call the Special Meeting of holders of Ocal Common Stock for the purposes of approving this Agreement, the Merger and the transactions contemplated hereby in accordance with the DGCL; and (ii) at the Special Meeting, the Major Securityholders shall vote all Equity Securities owned by them and entitled to vote thereat to approve this Agreement and in favor of the Merger (provided, the Major Securityholders' obligations under this clause (ii) shall terminate if the Ocal Board of Directors withdraws its recommendation of this Agreement or the Merger or resolves to do so, or if this Agreement is terminated for any reason). Subject to fiduciary obligations under applicable Legal Requirements, the Ocal Board of Directors shall recommend approval of the Merger at the Special Meeting, and shall take all lawful action to solicit such approval.

          (d) NOTICE. Ocal and T&B each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by T&B or Ocal, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement. Ocal shall give prompt notice to T&B of any change of which Ocal has knowledge that is reasonably likely to result in a Company Material Adverse Effect.

          (e) APPRAISAL DEMAND. Ocal shall give the Buying Parties prompt notice of any demands received by Ocal for appraisal of shares of Ocal Common Stock pursuant to (S)262 of the DGCL, and, prior to the Closing, the Buying Parties shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Closing, the Major Securityholders and Ocal shall not, except with the written consent of the Buying Parties, make any payment with respect to, or settle or offer to settle, any such demands.

       SECTION 8.7.  SEC FILINGS.
       -----------   -----------

          (a) PROXY STATEMENT. Ocal shall promptly prepare and file with the SEC its proxy statement soliciting approval of the Merger, this Agreement, and the transactions contemplated hereby (the "PROXY STATEMENT"). Ocal shall use its reasonable best efforts to promptly mail, after completion by the SEC of its review (if any) of the Proxy Statement, the Proxy Statement to the holders of Ocal Common Stock.

          (b) INFORMATION SUPPLIED. Each of Ocal and T&B shall furnish all information concerning it and its Subsidiaries to be included in the Proxy Statement. Ocal agrees that none of the information disclosed in or incorporated by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to holders of Ocal Common Stock and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Ocal in reliance upon and in conformity with written information concerning T&B and its Subsidiaries furnished to Ocal by T&B or the Acquisition Subsidiary specifically for use in the Proxy Statement. T&B agrees that none of the written information provided by it specifically for use in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to holders of Ocal Common Stock and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 8.8.  PREPARATION OF TRANSACTION BALANCE SHEET.
       ------------  ----------------------------------------

          (a) Ocal shall cause Ernst & Young LLP to prepare, as soon as practicable after the last day of the calendar month immediately preceding the month in which the Special Meeting (or any adjournments or postponements thereof) is scheduled to occur, an unaudited consolidated balance sheet of Ocal and its Subsidiaries as of the last day of such month (the "TRANSACTION BALANCE SHEET"). For purposes of the Transaction Balance Sheet, there shall be added to the consolidated stockholders' equity of Ocal and its Subsidiaries (a) the amount of the Company's total expenditures (including, without limitation, materials, labor and overhead) between December 31, 1997 and the date of the Transaction Balance Sheet on the construction and repair of machinery and equipment used in the Company's Business that had not been previously capitalized, (b) the fair market value of inventory held by, but not recorded on the books of, the Company that was either produced by competitors of the Company or rejected by the Company's customers, and (c) the total amount of the fees and expenses incurred through the date of the Transaction Balance Sheet by the Company in connection with the Merger, this Agreement and the transactions contemplated hereby and thereby but not to exceed $400,000 ("TRANSACTION COSTS"). The Parties agree that the consolidated stockholders' equity of Ocal and its Subsidiaries shall not be reduced on account of inventory that was "specially purchased" and recorded on the Company's books at standard cost.

          (b) T&B and its accountants shall have the right to observe all steps taken by Ocal and Ernst & Young LLP in connection with the preparation of the Transaction Balance Sheet and to review all work papers and procedures relating thereto.

          (c) The Transaction Balance Sheet shall identify the "DEFICIT AMOUNT" referred to in SECTION 3.1(e), if any. The "Deficit Amount" shall be zero
               --------------
unless the amount of the consolidated stockholders' equity on the Transaction Balance Sheet is less than $15,029,000, in which case the Deficit Amount shall be difference between $15,029,000 and the consolidated stockholders' equity on the Transaction Balance Sheet.

       SECTION 8.9.  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.
       -----------   ------------------------------------------------------
T&B shall, and shall cause the Surviving Corporation to, indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of Ocal or of any of its Subsidiaries, successors and assigns (individually an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES"), to the fullest extent required or permitted by law, or any agreement with Ocal in effect immediately prior to the execution of this Agreement, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed) ("INDEMNIFIED LIABILITY"), based in whole or in part on, or arising in whole or in part out of, any matter, state of affairs or occurrence existing or occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act of 1933, as amended, the Exchange Act, or state law. T&B shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time (a) the current policies of directors' and officers' liability insurance maintained by Ocal and its Subsidiaries on the date hereof (provided that T&B may substitute therefor policies having at least the same coverage, a comparably rated issuer and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; and (b) the currently existing provisions of Ocal's Certificate of Incorporation and By-laws regarding the indemnification of directors and officers. T&B shall, and shall cause the Surviving Corporation to pay in advance all expenses (including fees and expenses of counsel) that may be incurred by an Indemnified Party in successfully enforcing the indemnity or other obligations under this SECTION
                                                                     -------
8.9. The rights under this SECTION 8.9 are in addition to rights that an
---                        -----------
Indemnified Party may have under the Charter, By-laws, other similar organizational documents of Ocal or any of its Subsidiaries or the DGCL. The rights under this SECTION 8.9 are contingent upon the occurrence of, and will
                  -----------
survive consummation of, the Merger and are expressly intended to benefit each Indemnified Party.

       SECTION 8.10.  EXPENSES OF TRANSACTION.    Except as set forth in SECTION
       ------------   -----------------------                            -------
12.2, all fees and expenses incurred in connection with the Merger, this
----
Agreement and the transactions contemplated hereby and thereby will be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated. The Parties acknowledge that the Major Securityholders will bear and pay their fees and expenses which are unique to their position as majority stockholders of Ocal.

       SECTION 8.11.  FURTHER ASSURANCES.  Each Party, upon the request from
       ------------   ------------------
time to time of any other Party hereto after the Closing, and without further consideration, will do each and every act and thing as may be reasonably necessary or reasonably requested to consummate the transactions contemplated hereby in an orderly fashion. In the event that a lease, contract or license does not expressly permit the Company to maintain its rights and obligations thereunder after the Closing Date, or the Company has not obtained the necessary written consents under any specific lease, contract or license prior to the Closing Date, the Major Securityholders shall cooperate with T&B and the Company in any reasonable arrangement not requiring any out-of-pocket expense by the Major Securityholders (unless reimbursed by T&B) designed to provide the Company with the material benefits to have been received by the Company if the consent or approval had been obtained.

                                  ARTICLE IX

          CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYING PARTIES
          -----------------------------------------------------------

       The obligations of each Buying Party to execute and deliver the Closing Agreements to which it is Party and of the Buying Parties to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing by the Buying Parties in their sole discretion:

       SECTION 9.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF MAJOR
       -----------   ---------------------------------------------------
                     SECURITYHOLDERS.
                     ---------------

          (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Major Securityholders contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as if made at and as of the Closing.

          (b) PERFORMANCE OF AGREEMENTS. Each of the Major Securityholders shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by such Major Securityholder at or prior to the Closing.

          (c) CLOSING CERTIFICATE. At the Closing, the Major Securityholders shall furnish to the Buying Parties an unqualified certificate, signed by each of the Major Securityholders, dated the Closing Date, to the effect that the conditions specified in SECTIONS 9.1(a) and 9.1(b) have been satisfied.
                        ---------------     ------

       SECTION 9.2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
       -----------   ---------------------------------------------
                     COMPANY.
                     -------

          (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties relating to the Company contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made at and as of the Closing, (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except where a failure to be true and correct relates to matters which could not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation; provided however, if the failure to be true and correct relates to a matter which could be reasonably expected to have a Material Adverse Effect on the Surviving Corporation and that effect is reflected in the Transaction Balance Sheet, the Buying Parties shall be deemed to have waived this provision.

          (b) PERFORMANCE OF AGREEMENTS. The Company shall have performed and satisfied in all material aspects all covenants and agreements required by this Agreement to be performed or satisfied by it at or prior to the Closing.

          (c) STOCKHOLDER APPROVAL. Holders of the Ocal Common Stock holding not less than a majority of the shares of Ocal Common Stock outstanding as of the record date for the Special Meeting shall have voted in favor of and approved this Agreement and the Merger, in accordance with the DGCL.

          (d) CLOSING CERTIFICATE. At the Closing, the Company shall furnish to the Buying Parties an unqualified certificate, signed by the President or any Vice President of the Company, dated the Closing Date, to the effect that the conditions specified in SECTIONS 9.2(a) and 9.2(b) have been satisfied.
                        ---------------     ------

       SECTION 9.3.  DISSENTING SHARES.  If the aggregate amount of Dissenting
       -----------   -----------------
Shares exceeds 20% of the total number of outstanding shares of Ocal Common Stock at the Effective Time, the Major Securityholders shall have elected to, and shall have executed and delivered an agreement obligating them to pay or reimburse T&B an amount equal to (i) that number of Dissenting Shares (exclusive of any shares as to which appraisal rights are not perfected or are lost, or withdrawn) which is greater than 20% of the outstanding shares multiplied by
(ii) the excess (if any) of the amount per share that holders of Dissenting Shares received as a result of the appraisal proceedings or any settlement thereof over the Per Share Merger Consideration, in a form reasonably acceptable to T&B.

       SECTION 9.4.  CLOSING AGREEMENTS.  At or prior to the Closing, the
       -----------   ------------------
Parties thereto other than the Buying Parties shall have executed and delivered to the Buying Parties each of the following agreements (the "CLOSING AGREEMENTS"), in substantially the form thereof attached hereto without change other than such changes as may be reasonably satisfactory to the Buying Parties:

               (i)   the Certificate of Merger;

               (ii)  documents evidencing the Option Pay-out;

               (iii) the Securityholders Agreement, which agreement shall be in full force and effect at the Closing; and

               (iv) the Consulting Agreement, which Agreement shall be in full force and effect at the Closing.

       SECTION 9.5.  LEGALITY.  No court, arbitrator or governmental body,
       ------------  --------
agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation restraining, enjoining or prohibiting the consummation of the Merger.

       SECTION 9.6.  CONSENTS.  The Company shall have secured written
       -----------   --------
consents or waivers under the Contractual Obligations of the Company identified on SCHEDULE 9.6, in each case, to the extent necessary to permit the
   ------------
consummation of the transactions contemplated hereby without materially adversely affecting any rights of the Company under any such Contractual Obligations, except where a failure to secure a consent or waiver could not reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

       SECTION 9.7.  PREPARATION OF TRANSACTION BALANCE SHEET.  Ernst & Young
       -----------   ----------------------------------------
LLP shall have prepared a Transaction Balance Sheet as of the last day of the calendar month immediately preceding the Closing Date.

       SECTION 9.8.  MERGER.  The Merger shall be occurring contemporaneously
       -----------   ------
with the Closing in accordance with the Certificate of Merger.

       SECTION 9.9.  OPINION OF COUNSEL.  The Company and the Major
       -----------   ------------------
Securityholders shall have furnished the Buying Parties with an opinion of Irell & Manella LLP dated the Closing Date in substantially the form of EXHIBIT C.
                                                                  ---------

       SECTION 9.10.  REGULATORY CONSENTS.  The waiting period applicable to
       ------------   -------------------
the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated. Other than the filing provided for in SECTION 2.5,
                                                                   -----------
all filings required to be made prior to the Effective Time by Ocal or T&B or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by Ocal or T&B or any of their respective Subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby shall have been made or obtained (as the case may be), except where the failure to have made or obtained any such filing, consent, approval or authorization would not have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries following the Effective Time.

       SECTION 9.11.  GENERAL.  All documents, instruments and legal and
       -------------  -------
corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Buying Parties, and the Buying Parties shall have received copies of all documents which either Buying Party may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities, including, without limitation the documents to be delivered by the Company or the Major Securityholders pursuant to SECTION 4.2.
                                                                  ------------

                                   ARTICLE X

                 CONDITIONS TO THE OBLIGATION TO CLOSE OF OCAL
                 ----------------------------------------------
                         AND THE MAJOR SECURITYHOLDERS
                         -----------------------------

       The obligations of Ocal and the Major Securityholders at the Closing to consummate the Merger and to execute and deliver the Closing Agreements to which any of them is party are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Company and the Major Securityholders in their sole discretion:

       SECTION 10.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS.
       ------------   ------------------------------------------

          (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Buying Parties contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made at and as of the Closing, (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except where a failure to be true or correct relates to matters which could not reasonably be expected to have a Material Adverse Effect on T&B.

          (b) PERFORMANCE OF AGREEMENTS. The Buying Parties shall have performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by the Buying Parties at or prior to the Closing.

          (c) STOCKHOLDER APPROVAL. Holders of the Ocal Common Stock holding not less than a majority of the shares of Ocal Common Stock outstanding as of the record date for the Special Meeting shall have voted in favor of and approved this Agreement and the Merger, in accordance with the DGCL.

          (d) OFFICER'S CERTIFICATE. At the Closing, the Buying Parties shall furnish to the Major Securityholders a certificate signed by the President or any Vice President of each of the Buying Parties dated the Closing Date, to the effect that the conditions specified in SECTIONS 10.1(a) and 10.1(b) have been
                                        ----------------     -------
satisfied.

       SECTION 10.2.  CLOSING AGREEMENTS.  At or prior to the Closing, each
       ------------   ------------------
Buying Party shall have executed and delivered each of the Closing Agreements to which it is a party, such agreements being in substantially the form attached hereto without change other than such changes as may be reasonably satisfactory to the Major Securityholders.

       SECTION 10.3.  LEGALITY.  No court, arbitrator or governmental body,
       ------------   --------
agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation restraining, enjoining or prohibiting the consummation of the Merger.

       SECTION 10.4.  CONSENTS.  The Buying Parties shall have secured written
       ------------   --------
consents or waivers under all Contractual Obligations of the Buying Parties, in a manner satisfactory in form and substance to the Major Securityholders necessary to permit the consummation of the transactions contemplated hereby.

       SECTION 10.5.  PREPARATION OF TRANSACTION BALANCE SHEET.  Ernst & Young
       ------------   ----------------------------------------
LLP shall have prepared a Transaction Balance Sheet as of the last day of the calendar month immediately preceding the Closing Date.

       SECTION 10.6.  MERGER.  The Merger shall be occurring contemporaneously
       ------------   ------
with the Closing in accordance with the Certificate of Merger.

       SECTION 10.7.  OPINION OF COUNSEL.  The Buying Parties shall have
       ------------   ------------------
furnished Ocal and the Major Securityholders with an opinion of McBride Baker & Coles dated the Closing Date in substantially the form of EXHIBIT D.
                                                          ---------

       SECTION 10.8.  GUARANTY.  T&B shall have executed and delivered the
       ------------   --------
Guaranty in substantially the form of EXHIBIT F hereto, pursuant to which T&B
                                      ---------
shall guarantee all Debt of the Company to Ilan Bender and Carlos V. Espinosa.

       SECTION 10.9.  REGULATORY CONSENTS.  The waiting period applicable to
       ------------   -------------------
the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated. Other than the filing provided for in SECTION 2.5,
                                                                   -----------
all filings required to be made prior to the Effective Time by Ocal or T&B or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by Ocal or T&B or any of their respective Subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby shall have been made or obtained (as the case may be), except where the failure to have made or obtained any such filing, consent, approval or authorization would not have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries following the Effective Time.

       SECTION 10.10.  GENERAL.  All documents, instruments and legal and
       -------------   -------
corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Major Securityholders, and the Major Securityholders shall have received copies of all documents which the Major Securityholders may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or Governmental Authorities, including, without limitation the documents to be delivered by the Buying Parties pursuant to SECTION 4.2.
                                                            -----------



                                  ARTICLE XI

                  CONSENT TO JURISDICTION; JURY TRIAL WAIVER
                  ------------------------------------------

       SECTION 11.1.  CONSENT TO JURISDICTION.
       ------------   -----------------------

          (a) The Buying Parties, Ocal (prior to the Effective Time), and each Major Securityholder, agree, and shall cause each of their respective Affiliates to agree, that any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof brought by any of them against them or any of their Affiliates shall be brought exclusively in the State courts of the State of Delaware or the United States District Courts located in Delaware.

          (b) Each Party by its execution hereof (i) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such proceeding has been brought in an improper forum, or that this Agreement or any other Closing Agreement, or the subject matter hereof or thereof may not be enforced in or by such court and (ii) hereby agrees not to commence any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware or Tennessee law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to SECTION 13.8 is reasonably calculated to give
                                  ------------
actual notice.

       SECTION 11.2.  WAIVER OF JURY TRIAL.  To the extent not prohibited by
       ------------   --------------------
applicable law which cannot be waived, each of the Parties hereto hereby waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue or Action arising out of or based upon this Agreement or any other Closing Agreement or the subject matter hereof or thereof or in any way connected with or related or incidental to the transactions contemplated hereby, in each case whether now existing or hereafter arising. The Major Securityholders acknowledge that they have been informed by the Buying Parties that this SECTION 11.2 constitutes a material inducement upon
                             ------------
which the Buying Parties are relying and will rely in entering into this Agreement and any other agreements relating hereto or contemplated hereby. Any party hereto may file an original counterpart or a copy of this SECTION 11.2
                                                                ------------
with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

                                  ARTICLE XII

                                  TERMINATION
                                  -----------

       SECTION 12.1.  TERMINATION OF AGREEMENT. This Agreement may be
       ------------   ------------------------
terminated by the Parties only as provided below:

          (a) The Buying Parties, the Major Securityholders and Ocal may terminate this Agreement by mutual written consent at any time prior to the Closing.

          (b) The Buying Parties may terminate this Agreement by giving written notice to Ocal at any time prior to the Closing, so long as neither of the Buying Parties is itself in material breach of any representation, warranty, covenant or agreement contained in this Agreement, either (i) in the event Ocal or any Major Securityholder is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, T&B has notified Ocal in writing of the breach and such breach has continued without cure for a period of twenty (20) business days after the written notice of breach (provided that if such breaching Party is pursuing a cure in good faith, such period for cure shall be extended until March 31, 1999), or (ii) if the Closing shall not have occurred on or before March 31, 1999 by reason of the failure of any condition set forth in ARTICLE IX to be satisfied.
                       ----------

          (c) Ocal may terminate this Agreement by giving written notice to the Buying Parties at any time prior to the Closing, so long as Ocal and none of the Major Securityholders is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, either (i) in the event either Buying Party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, Ocal has notified the Buying Parties in writing of the breach and such breach has continued without cure for a period of twenty (20) business days after the written notice of breach (provided that if such breaching Party is pursuing a cure in good faith, such period for cure shall be extended until March 31, 1999), or (ii) if the Closing shall not have occurred on or before March 31, 1999 by reason of the failure of any condition set forth in ARTICLE X to be satisfied.
                           ---------

          (d) T&B may terminate this Agreement if the Board of Directors of Ocal shall have withdrawn its recommendation of this Agreement or the Merger or shall have resolved to do so.

          (e) Ocal may terminate this Agreement in the exercise of its good faith judgment, if (x) after receiving an unsolicited proposal, Ocal's Board of Directors has made the determination called by SECTION 8.1(a) thus resulting in
                                               --------------
a Business Combination Proposal, (y) T&B has received the notice called by
SECTION 8.1(b)(i) and (z) Ocal has received the confidentiality agreement
-----------------
referred to in SECTION 8.1(b)(ii); provided that any termination of this
               ------------------
Agreement by Ocal pursuant to this SECTION 12.1(e) shall not be effective until
                                   ---------------
Ocal has made payment of the full Break-up Fee required by SECTION 12.2 hereof.
                                                           ------------

          (f) The Buying Parties, the Major Securityholders or Ocal may terminate this Agreement:

              (i) if the Merger shall not have been consummated by March 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this SECTION 12.1(f)(i) will not be available to any Party whose failure to
     ------------------
perform any of its obligations under this Agreement is the cause of or results in the failure of the Merger to be consummated by March 31, 1999;

              (ii) if, at a Special Meeting duly convened therefor and finally adjourned, approval of the holders of Ocal Common Stock of this Agreement and the Merger shall not have been obtained; or

              (iii) if any Governmental Authority shall have issued a Governmental Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement and such Governmental Order or other action shall have become final and nonappealable.

          (g) Ocal may terminate this Agreement if the Deficit Amount is more than $1,500,000.


       SECTION 12.2.  BREAK-UP FEE.
       ------------   ------------

          (a) Ocal shall pay T&B a fee (a "BREAK-UP FEE") in immediately available funds, equal to $600,000 if this Agreement is terminated pursuant to
SECTION 12.1(d) OR 12.1(e). Ocal shall provide T&B with prompt written notice of
--------------------------
the events described in the immediately preceding sentence.

          (b) Notwithstanding anything to the contrary in this SECTION 12.2, no
                                                               ------------
Break-up Fee will be payable by Ocal if the Merger is consummated.

       SECTION 12.3.  EFFECT OF TERMINATION.  In the event of the termination
       ------------   ---------------------
of this Agreement pursuant to SECTION 12.1, all obligations of the parties
                              ------------
hereunder shall terminate without any liability of any party to any other party (other than the provisions of SECTIONS 8.3, 8.9, 11.1, 11.2, and 12.2, this
                              ------------  ---  ----  ----      ----
SECTION 12.3, and SECTIONS 13.1, 13.2, 13.6, 13.7, 13.8, 13.9, 13.10, 13.11 and
------------      -------------  ----  ----  ----  ----  ----  -----  -----
13.13, each of which shall survive any such termination); provided, however,
-----
that no termination shall relieve any party from any liability arising from or relating to a willful breach prior to termination.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

       SECTION 13.1.  ENTIRE AGREEMENT; WAIVERS.    This Agreement constitutes
       ------------   -------------------------
the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless agreed to (i) in the case of a waiver by the Buying Parties, by the Buying Parties, (ii) in the case of a waiver by the Major Securityholders, by the Major Securityholders and (iii) in the case of a waiver by Ocal, by Ocal.

       SECTION 13.2.  AMENDMENT OR MODIFICATION.  The Parties hereto may not
       ------------   -------------------------
amend or modify this Agreement except in such manner as may be agreed upon by a written instrument: (i) in the case of any amendment prior to the Closing, executed by each Buying Party, Ocal and Major Securityholders who hold a majority of the Equity Securities of Ocal held by all Major Securityholders as of the date hereof (calculated on a fully exercised and converted basis) or (ii) in the case of any amendment after the Closing, subject to any contrary requirement of applicable law, executed by T&B or Ocal and by the Major Securityholders.

       SECTION 13.3.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.    None of
       ------------   ---------------------------------------------
the representations and warranties in this Agreement or in any Schedule, instrument or other document delivered pursuant to this Agreement will survive the Effective Time.

       SECTION 13.4.  INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES.  The
       ------------   ----------------------------------------------
Parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists any other representation, warranty or covenant relating to the same subject matter

(regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant.

       SECTION 13.5.  SCHEDULES; LISTED DOCUMENTS.  Neither the listing nor
       ------------   ---------------------------
description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such Schedule and such modification, qualification or exception is described in such Schedule; provided, however, that with respect to any matter that is clearly disclosed in any Section of this Agreement or in any Schedule hereto in such a way as to make its relevance to the information called for by another Section of this Agreement or another Schedule hereto reasonably apparent, such matter shall be deemed to have been included in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto.

       SECTION 13.6.  SEVERABILITY.  In the event that any provision hereof
       ------------   ------------
would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

       SECTION 13.7.  SUCCESSORS AND ASSIGNS.  All of the terms and provisions
       ------------   ----------------------
of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, this Agreement may only be assigned by a Party with the written consent of the other Parties.

       SECTION 13.8.  NOTICES.  Any notices or other communications required
       ------------   -------
or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, FedEx, or registered or certified mail, postage prepaid, addressed as follows:

       If to T&B, to it at:    Thomas & Betts Corporation
                               8155 T&B Boulevard
                               Memphis, Tennessee  38125
                               Telecopier:  (901) 252-1372
                               Attention:  Jerry Kronenberg, Vice President -
                                 General Counsel and Secretary

       If to the Acquisition
       Subsidiary, to it at:   Ocal Acquisition Corp.
                               c/o Thomas & Betts Corporation
                               8155 T&B Boulevard
                               Memphis, Tennessee  38125
                               Telecopier:  (901) 252-1372
                               Attention:  Jerry Kronenberg, Vice President

         with a copy to        McBride Baker & Coles
                               500 West Madison Street
                               40th Floor
                               Chicago, Illinois 60661-2511
                               Telecopier:  (312) 993-9350
                               Attention:  Anne Hamblin Schiave

       If to Ocal at:          Ocal, Inc.
                               14538 Keswick
                               Van Nuysen, CA  91405
                               Telecopier:  (818) 989-0035
                               Attention:  Ilan Bender

       If to any Major Security-
       holder, to such
       Major Securityholder    Ilan Bender
       in care of:             14538 Keswick
                               Van Nuysen, CA  91405
                               Telecopier:  (818) 989-0035



       with a copy to:         Irell & Manella LLP
                               Avenue of the Stars, Suite 900
                               Los Angeles, CA  90067
                               Telecopier:  (310) 203-7199
                               Attention:  Ashok Mukhey

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) one Business Day after being sent by FedEx, if sent by FedEx, (c) one Business Day after being delivered, if delivered by telecopier and (d) three Business Days after being sent, if sent by registered or certified mail. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties hereto.

       SECTION 13.9.  PUBLIC ANNOUNCEMENTS.  At all times at or before the
       ------------   --------------------
Closing, no Party hereto will issue or make any reports, statements or releases to the public or generally to the customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. If any Party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other Parties hereto and such report, statement or release is, in the opinion of legal counsel to such Party, required by law in order to discharge such Party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other Parties with a copy thereof. Each Party hereto will also obtain the prior approval of the other Parties hereto of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

       SECTION 13.10.  HEADINGS.  Section and subsection headings are not to
       -------------   --------
be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the Parties, and no rule of strict construction shall be applied against any Party.

       SECTION 13.11.  THIRD PARTY BENEFICIARIES.  Except for the Indemnified
       -------------   -------------------------
Parties, nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties, the Company or their respective transferees, successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

       SECTION 13.12.  COUNTERPARTS.  This Agreement may be executed manually
       -------------   ------------
or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Any Party executing the Agreement by facsimile shall as soon as practicable thereafter deliver to the other Parties a manually signed copy of this Agreement.

       SECTION 13.13.  GOVERNING LAW.  This Agreement shall be governed by and
       -------------   -------------
construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

                      SIGNATURE PAGE FOR MERGER AGREEMENT

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.


                              THOMAS & BETTS CORPORATION


                              By: /s/ W. Neil Parker
                                  ------------------
                                  W. Neil Parker



                              OCAL ACQUISITION CORP.


                              By: /s/ Penelope Y. Turnbow
                                  -----------------------
                                  Penelope Y. Turnbow



                              OCAL, INC.


                              By: /s/ Ilan Bender
                                  ---------------



                              MAJOR SECURITYHOLDERS:

                              /s/ Ilan Bender
                              ---------------
                              Ilan Bender


                              Bender Realty Ltd.


                              By:  /s/ Ilan Bender
                                   ---------------
                                   Ilan Bender, General Partner

                                                                       EXHIBIT A
                                                                    TO AGREEMENT
                                                              AND PLAN OF MERGER


           SECURITYHOLDER                NO. OF SHARES OF
           --------------                ----------------
                                         OCAL COMMON STOCK
                                         -----------------

           Ilan Bender                   2,156,379

           Bender Realty, Ltd.           910,000